    As filed with the Securities and Exchange Commission on September 30, 1998
                                                     Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             REGISTRATION STATEMENT
                                   ON FORM S-3
                        UNDER THE SECURITIES ACT OF 1933

                             TECHNICLONE CORPORATION
             (Exact name of registrant as specified in its charter)


           DELAWARE                                           95-3698422
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                             14282 FRANKLIN AVENUE,
                          TUSTIN, CALIFORNIA 92780-7017
                                 (714) 508-6000

                   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



                                                             WITH COPIES TO:
LARRY O. BYMASTER                                         THOMAS J. CRANE, ESQ.
14282 FRANKLIN AVENUE,                                    KENT M. CLAYTON, ESQ.
TUSTIN, CALIFORNIA 92780-7017                               RUTAN & TUCKER, LLP
(714) 508-6000                                               611 ANTON BLVD.
(Name, address, including zip code, and telephone number,      SUITE 1400
including area code, of agent for service)                COSTA MESA, CA 92626
                                                             (714) 641-5100



                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.


      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]


      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

      Pursuant to Rule 429 under the Securities Act, this Registration Statement also relates to and may be used in connection with the securities previously registered under the Securities Act pursuant to Registration Statement No. 333-34209.

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
            TITLE OF EACH CLASS OF                            PROPOSED MAXIMUM      PROPOSED MAXIMUM
               SECURITIES TO BE            AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING         AMOUNT OF
                  REGISTERED              REGISTERED(1)           SHARE (2)            PRICE (2)          REGISTRATION FEE
- -----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value (3)            818,187               $ 1.25              $1,022,734               $302
- -----------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock,                      204,551               $ 1.25              $  255,689               $ 76
$.001 par value, Issuable Upon
Exercise of Warrants to
Purchase Common Stock (4)
- -----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value (5)           1,120,065              $ 1.25              $1,400,082               $414
- -----------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock,                      280,015               $ 1.25              $  350,019               $104
$.001 par value, Issuable Upon
Exercise of Warrants to
Purchase Common Stock (6)
- -----------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock,                      240,000               $ 1.25              $  300,000               $ 89
$.001 par value, Issuable Upon
Exercise of Warrants to
Purchase Common Stock (7)
- -----------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock,                       95,000               $ 1.375             $  130,625               $ 39
$.001 par value, Issuable Upon
Exercise of Warrants to
Purchase Common Stock (8)
- -----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value (9)            147,235               $ 1.25              $  184,044               $ 55
- -----------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock,                      500,000               $ 1.25              $  625,000               $185
$.001 par value, Issuable Upon
Exercise of Warrants to
Purchase Common Stock (10)
=============================================================================================================================

(1) In the event of a stock split, stock dividend or similar transaction involving the Registrant's Common Stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act").

(2) In accordance with Rule 457(c), the aggregate offering price of shares of Common Stock of the Registrant (sometimes referred to herein as the "Company") is estimated solely for purposes of calculating the registration fees payable pursuant hereto, as determined in accordance with Rule 457(c), using the average of the high and low sales price reported by the Nasdaq SmallCap Market for the Common Stock on September 24, 1998, which was $1.25 per share. In accordance with Rule 457(g), the aggregate offering price of shares of Common Stock of the Company issuable upon exercise of warrants is calculated solely for purposes of calculating the registration fees payable pursuant hereto, as determined in accordance with Rule 457(g), using the highest of (i) the exercise price of such warrants, (ii) the offering price of securities of the same class included in this registration statement or (iii) the price of securities of the same class, as determined in accordance with Rule 457(c).

(3) Represents 150% of the number of shares of Common Stock issuable to the holders of 325 shares ($325,000) of 5% Adjustable Convertible Class C Preferred Stock of the Company ("Class C Stock") upon conversion of such shares of Class C Stock at a conversion price of $0.5958 (the "Conversion Cap"), as required to be registered pursuant to the terms of a Registration Rights Agreement by and among the Company and the holders of the Class C Stock (the "Class C Registration Rights Agreement").

(4) Represents 150% of the number of shares of Common Stock issuable to the holders of 325 shares of Class C Stock upon exercise of warrants to be issued to such holders upon conversion of such shares of Class C Stock at a conversion price equal to the Conversion Cap, as required to be registered pursuant to the terms of the Class C Registration Rights Agreement.

(5) Represents shares of Common Stock issued to 8 investors (the "April 1998 Private Placement Investors") in connection with a private placement by the Company in April 1998 (the "April 1998 Private Placement").

(6) Represents shares of Common Stock issuable upon exercise of outstanding warrants issued to the April 1998 Private Placement Investors in connection with the April 1998 Private Placement.

(7) Represents shares of Common Stock issuable upon exercise of outstanding warrants issued in connection with the extension of the repayment of certain indebtedness of the Company to an unrelated entity.

(8) Represents shares of Common Stock issuable upon exercise of outstanding warrants issued in connection with the extension of the repayment of certain indebtedness of the Company to an unrelated entity.

(9) Represents shares of Common Stock issued in lieu of the repayment of accrued and unpaid interest on the principal amount of certain indebtedness of the Company to an unrelated entity.

(10) Represents shares of Common Stock issuable upon exercise of outstanding warrants issued in connection with the establishment of a commitment for a $2,000,000 bridge loan credit facility by the Company in March 1998.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                 SUBJECT TO COMPLETION DATED SEPTEMBER 30, 1998
PROSPECTUS
                                3,405,053 SHARES

                         [TECHNICLONE CORPORATION LOGO]

                                  COMMON STOCK

        This Prospectus may be used only in connection with the resale, from time to time, of up to 3,405,053 shares (the "Shares") of common stock, par value $.001 per share ("Common Stock"), of Techniclone Corporation, a Delaware corporation ("Techniclone" or the "Company"), by the holders thereof named herein (the "Registered Stockholders") for their own benefit in transactions in the over-the-counter market, at prevailing market prices, at negotiated prices or otherwise. This Prospectus has been prepared for the purposes of registering the Shares under the Securities Act of 1933, as amended (the "Securities Act") to allow for future sales by the Registered Stockholders to the public without restriction. To the knowledge of the Company, the Registered Stockholders have made no arrangement with any brokerage firm for the sale of the Shares. Many of the Shares offered by the Registered Stockholders may be acquired by such Registered Stockholders upon exercise of warrants to purchase Common Stock issued by the Company to the Registered Stockholders (collectively, the "Warrants"). Of the 3,405,053 Shares offered hereby, (i) up to 818,187 Shares are issuable upon conversion of 325 shares of 5% Adjustable Convertible Class C Preferred Stock of the Company (the "Class C Stock") and up to 204,551 Shares are issuable upon exercise of warrants to be issued to the holders of such shares of Class C Stock upon conversion of such shares of Class C Stock (the "Class C Warrants"), which represents 150% of the number of shares of Common Stock issuable to the holders of the Class C Stock upon conversion of the Class C Stock and upon exercise of the Class C Warrants (as required pursuant to the Company's agreement with such holders), (ii) 1,120,065 Shares were issued in April 1998 to certain of the Registered Stockholders in connection with a private placement by the Company in April 1998 (the "April 1998 Private Placement") and 280,015 Shares are issuable upon exercise of outstanding warrants issued to such Registered Stockholders in connection with the April 1998 Private Placement (the "April 1998 Private Placement Warrants"), (iii) up to 335,000 Shares are issuable upon the exercise of outstanding warrants issued in connection with the extension of the repayment of certain indebtedness of the Company (the "Repayment Extension Warrants") and 147,235 Shares were issued in lieu of the repayment of accrued and unpaid interest on the principal amount of such indebtedness, which indebtedness was repaid in full on August 17, 1998, and
(iv) up to 500,000 Shares are issuable upon the exercise of outstanding warrants issued in connection with the establishment of a commitment for a $2,000,000 bridge loan credit facility by the Company in March 1998 (the "Bridge Loan Commitment Warrants"). See "Description of Securities."

      All or a portion of the Shares offered by this Prospectus may be offered for sale, from time to time, by the Registered Stockholders, pursuant to this Prospectus, in one or more private or negotiated transactions, in open market transactions on The Nasdaq SmallCap Market ("Nasdaq SmallCap Market"), in settlement of short sale transactions, in settlement of options transactions, or otherwise, or by a combination of these methods, at fixed prices that may be changed, at market prices prevailing at the time of the sale, at prices related to such market prices, or at negotiated prices, or otherwise. The Registered Stockholders may effect these transactions by selling the Shares (i) to or through underwriters; (ii) to or through broker-dealers or agents (which may include underwriters) including: (a) in a block trade in which the broker or dealer so engaged will attempt to sell the shares of Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) in purchases by a broker or dealer and resale by such broker or dealer as a principal for its account pursuant to this Prospectus; (c) in ordinary brokerage transactions and (d) in transactions in which the broker solicits purchasers; or (iii) directly to one or more purchasers. The Registered Stockholders and any underwriters, dealers, brokers, or agents executing selling orders on behalf of the Registered Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act and any profits on the sale of the Shares by them and any discounts, commissions or concessions received by such underwriters, dealers, brokers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. The compensation to a particular underwriter, broker-dealer or agent may be in excess of customary commissions. The Registered Stockholders will pay all commissions, transfer taxes and other expenses associated with the sales of the Shares by them. The Company will pay the expenses of the preparation of this prospectus. The Company has agreed to indemnify the Registered Stockholders against certain liabilities, including liabilities arising under the Securities Act. The Company will not receive any of the proceeds from the sale of the Shares by the Registered Stockholders. Upon exercise of the Warrants, assuming the full exercise thereof by each of the holders thereof and the payment by such holders of the exercise price therefor in cash (instead of a cashless exercise, as permitted by the express terms of the Warrants), the Company will receive the proceeds thereof. If all of the holders of the Warrants exercise all of the Warrants for cash, the Company will receive proceeds of $1,179,703. Concurrently with sales under this Prospectus, the Registered Stockholders may effect other sales of Common Stock or Shares under Rule 144 or other exempt resale transactions. There can be no assurance that the Registered Stockholders, or any of them, will sell any or all of the Shares offered hereby. See "Plan of Distribution."

      The Company's Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is listed on the Nasdaq SmallCap Market under the symbol "TCLN". On September 24, 1998, the last reported sale price of the Company's Common Stock on the Nasdaq SmallCap Market was $1.16 per share.

                      ------------------------------------

            SEE "RISK FACTORS" BEGINNING ON PAGE 7, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY INVESTORS.

                      ------------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
           AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
                  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                      The date of this Prospectus is , 1998

                                TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
Available Information ....................................................     2
Incorporation of Certain Documents By Reference ..........................     3
Cautionary Statement Regarding Forward-Looking Statement .................     4
The Company ..............................................................     5
Risk Factors .............................................................     7
Use of Proceeds ..........................................................    19
Recent Developments ......................................................    19
Registered Stockholders ..................................................    21
Plan of Distribution .....................................................    25
Description of Securities ................................................    27
Legal Matters ............................................................    29
Experts ..................................................................    30
Indemnification of Directors and Officers ................................    30

      No dealer, sales representative or any other person has been authorized to give any information or to make any representations in connection with the offering described herein other than those contained or incorporated by reference in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any of the Registered Stockholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which such an offer, solicitation or sale would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

                              AVAILABLE INFORMATION

      The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act relating to the Shares being offered pursuant to this Prospectus. For further information pertaining to the Common Stock and the Shares to which this Prospectus relates, reference is made to such Registration Statement. This Prospectus constitutes the prospectus of the Company filed as a part of the Registration Statement and it does not contain all information set forth in the Registration Statement, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. In addition, the Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission relating to its business, financial statements and other matters. Reports and proxy and information statements filed pursuant to Section 14(a) and 14(c) of the Exchange Act and other information filed with the Commission as well as copies of the Registration Statement can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Midwest Regional Offices at 500 West Madison Street, Chicago, Illinois 60606 and Northeast Regional Office at 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be obtained electronically by visiting the Commission's web site on the Internet at http://www.sec.gov. The Common Stock of the Company is traded on the Nasdaq SmallCap Market under the symbol "TCLN". Reports, proxy statements and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc., at 1735 K Street, N.W., Washington D.C. 20006.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents, which have been filed by the Company with the Commission, are incorporated by this reference into this Prospectus:

            (1) The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1998, as filed with the Commission on July 29, 1998 pursuant to
Section 13(a) of the Exchange Act.

            (2) The Company's Definitive Proxy Statement with respect to the Annual Meeting of Stockholders to be held on October 13, 1998, as filed with the Commission on August 27, 1998.

            (3) The Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1998, as filed with the Commission on September 14, 1998.

            (4) The Company's Current Report on Form 8-K, as filed with the Commission on June 29, 1998.

            (5) The Company's Current Report on Form 8-K, as filed with the Commission on March 9, 1998.

            (6) The Company's Current Report on Form 8-K, as filed with the Commission on November 24, 1997.

            (7) The Company's Current Report on Form 8-K, as filed with the Commission on May 12, 1997, as amended by Form 8-K/A Amendment No. 1 to such Form 8-K as filed with the Commission on October 2, 1997, and as further amended by Form 8-K/A Amendment No. 2 to such Form 8-K as filed with the Commission on October 14, 1997.

            (8) The Company's Definitive Proxy Statement with respect to the Annual Meeting of Stockholders held on April 23, 1998, as filed with the Commission on March 17, 1998.

            (9) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A and Form 8-B (Registration of Successor Issuers) filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description

            (10) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's fiscal year ended April 30, 1998.

      All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which re-registers all securities then remaining unsold, shall be deemed to be incorporated herein by this reference and to be made a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents and information that has been or may be incorporated by reference herein (other than exhibits to such documents). Requests for such documents and information should be directed to Techniclone Corporation, Attention: Elizabeth A. Gorbett-Frost, Chief Financial Officer, 14282 Franklin Avenue, Tustin, California 92780-7017, telephone number (714) 508-6000.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      Certain statements incorporated by reference from documents filed with the Commission by the Company are or may constitute forward-looking statements. Such statements include those contained herein or therein regarding the development or possible assumed future results of operations of the Company's business, the markets for the Company's products, anticipated capital expenditures, regulatory developments, any statements preceded by, followed by or that include the words "believes," "expects," "anticipates," or similar expression, and other statements contained or incorporated by reference herein regarding matters that are not historical facts. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that may cause actual results to differ materially include, among others, risks and uncertainties associated with completing pre-clinical and clinical trials of the Company's technologies; obtaining additional financing to support the Company's operations; obtaining regulatory approval for such technologies; complying with other governmental regulations applicable to the Company's business; obtaining the raw materials necessary in the development of such compounds; consummating collaborative arrangements with corporate partners for product development; achieving milestones under collaborative arrangements with corporate partners; developing the capacity to manufacture, market and sell the Company's products, either directly or indirectly with collaborative partners; developing market demand for and acceptance of such products; competing effectively with other pharmaceutical and biotechnological products; attracting and retaining key personnel; protecting proprietary rights; accurately forecasting operating and capital expenditures, other commitments, or clinical trial costs, general economic conditions, pricing pressures and uncertainties of litigation. Assumptions relating to budgeting, marketing, product development and other management decisions are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and business developments, the impact of which may cause the Company to alter its capital expenditure or other budgets, which may in turn affect the Company's business, financial position and results of operations. As a result of these factors, the Company's revenue and expenses could vary significantly from quarter to quarter, and past financial performance should not be considered a reliable indicator of future performance. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth or referred to above in this paragraph. Investors are cautioned not to place undue reliance on such statements which speak only as of the date hereof. The Company undertakes no obligation to release publicly any revision to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by the federal securities laws.

                                   THE COMPANY

GENERAL

      Techniclone Corporation was incorporated in the State of Delaware on September 25, 1996. On March 24, 1997, Techniclone International Corporation, a California corporation (a predecessor company incorporated in June 1981), was merged with and into Techniclone Corporation, a Delaware corporation (collectively "Techniclone"). This merger was effected for the purpose of effecting a change in the Company's state of incorporation from California to Delaware and making certain changes in the Company's charter documents. The "Company" refers to Techniclone Corporation, Techniclone International Corporation, its former subsidiary, Cancer Biologics Incorporated ("CBI"), which was merged into the Company on July 26, 1994 and its wholly-owned subsidiary Peregrine Pharmaceuticals, Inc., a Delaware corporation ("Peregrine").

      The Company is engaged in the research, development and commercialization of novel cancer therapeutics in two principal areas: 1) direct tumor targeting agents for the treatment of refractory malignant lymphoma and 2) collateral targeting agents for the treatment of solid tumors.

      Oncolym(R), the Company's most advanced direct tumor targeting agent candidate, is an investigational murine monoclonal antibody radiolabeled with I131 which is being studied in a Phase II/III trial for the treatment of intermediate and high-grade relapsed or refractory B-cell non-Hodgkins lymphoma ("NHL"). The clinical trials are currently being held at participating medical centers, including, M.D. Anderson Cancer Center, George Washington University Medical Center, Iowa City VA Medical Center, Queen's Medical Center-Hawaii, University of Illinois at Chicago Medical Center and University of Miami Hospital. The Company currently anticipates adding up to four additional clinical trial sites for Oncolym(R). Following the completion of the clinical trials, the Company expects to file an application with the United States Food and Drug Administration ("FDA") to market Oncolym(R) in the United States.

      Collateral tumor targeting is broadly described as the therapeutic strategy of targeting peripheral structures and cell types, other than the viable cancer cells directly, as a means to treat solid tumors. The Company's three leading advanced collateral targeting agents for solid tumors are Tumor Necrosis Therapy ("TNT"), Vascular Targeting Agents ("VTAs"), and Vasopermeation Enhancement Agents ("VEAs").

      TNT is a universal tumor targeting therapy potentially capable of treating a wide range of solid tumors. Radiolabeled TNT agents are believed to act by binding to dead or dying cells at the core of the tumor and irradiating the tumor from the inside out. TNT is potentially capable of carrying a wide variety of therapeutic agents to the interior of solid tumors. The Company's first TNT based product is an investigational, chimeric monoclonal antibody radiolabeled with the I131 isotope. During March 1998, the Company began enrolling patients into a Phase I study of TNT for the treatment of malignant glioma (brain cancer). The Company has since filed a protocol with the FDA to begin a Phase II study of TNT for the treatment of malignant glioma, which is currently expected to commence in December 1998. The clinical trials are currently being conducted at The Medical University of South Carolina with additional clinical sites to be added in the future. The Company has also recently received an unrestricted grant to conduct Phase I/II systemic trials of TNT for prostate, pancreatic and liver cancers at a clinical site in Mexico City.

      VTAs are believed to act by destroying the vasculature of solid tumors. VTAs are multi-functional molecules that target the capillaries and blood vessels of solid tumors. Once there, these agents block the flow of oxygen and nutrients to the underlying tissue by creating a blood clot in the tumor. In preclinical trials, VTAs have caused clots in animals and within hours of the clot's formation, the tumor begins to die and necrotic regions are formed. Since every tumor in excess of 2mm in size forms an expanding vascular network during tumor growth, VTAs could be effective against all types of solid tumors. Techniclone's scientists are doing preliminary studies on VTAs. The VTA technology was acquired in April of 1997 through the Company's acquisition of Peregrine Pharmaceuticals, Inc.

      VEAs use vasoactive compounds (molecules that cause tissues to become more permeable) linked to monoclonal antibodies, such as the TNT antibody, to increase the vasoactive permeability at the tumor site and are believed to act by increasing the concentration of killing agents at the core of the tumor. In pre-clinical studies, the Company's scientists were able to increase the uptake of drugs or isotopes within a tumor by 200% to 400% if a vasoactive agent was given several hours prior to the therapeutic treatment. The therapeutic drug can be a chemotherapy drug, a radioactive isotope or other cancer fighting agent. This enhancement of toxic drug dosing is achieved by altering the physiology and, in particular, the permeability of the blood vessels and capillaries that serve the tumor. As the tumor vessels become more permeable, the amount of therapeutic treatment reaching the tumor cells increases.

      The principal executive offices of the Company are located at 14282 Franklin Avenue, Tustin, California 92780-7017. The Company's telephone number is (714) 508-6000.

                                  RISK FACTORS

      An investment in the shares of Common Stock being offered hereby involves a high degree of risk. The following factors should be considered carefully in evaluating the Company and its business before making an investment in the Common Stock offered hereby, together with all of the other information set forth herein or incorporated herein by reference in this Prospectus.

      FLUCTUATION OF FUTURE OPERATING RESULTS. A number of factors could cause actual results to differ materially from anticipated future operating results. These factors include worldwide economic and political conditions and industry specific factors. If the Company is to remain competitive and is to timely develop and produce commercially viable products at competitive prices in a timely manner, it must maintain access to external financing sources until it can generate revenue from licensing transactions or sales of products. The Company's ability to obtain financing and to manage its expenses and cash depletion rate ("burn rate") is the key to the Company's continued development of product candidates and the completion of ongoing clinical trials. The Company expects that its burn rate will vary substantially from quarter to quarter as it funds non-recurring items associated with clinical trials, product development, antibody manufacturing and radiolabeling expansion and scale-up, patent legal fees and various consulting fees. The Company has limited experience with clinical trials and if the Company encounters unexpected difficulties with its operations or clinical trials, it may have to expend additional funds, which would increase its burn rate.

      EARLY STAGE OF DEVELOPMENT. Since its inception, the Company has been engaged in the development of drugs and related therapies for the treatment of people with cancer. The Company's product candidates are generally in the early stages of development, with two product candidates currently in clinical trials. Revenues from product sales have been insignificant and throughout the Company's history there have been minimal revenues from product royalties. If the initial results from any of the clinical trials are poor, then management believes that those results will adversely effect the Company's ability to raise additional capital, which will affect the Company's ability to continue full-scale research and development for its antibody technologies. Additionally, product candidates resulting from the Company's research and development efforts, if any, are not expected to be available commercially for at least the next year. No assurance can be given that the Company's product development efforts, including clinical trials, will be successful, that required regulatory approvals for the indications being studied can be obtained, that its product candidates can be manufactured and radiolabeled at an acceptable cost and with appropriate quality or that any approved products can be successfully marketed.

      NEED FOR ADDITIONAL CAPITAL. The Company has experienced negative cash flows from operations since its inception and expects the negative cash flow from operations to continue for the foreseeable future. The Company currently has commitments to expend additional funds for facilities construction, clinical trials, radiolabeling contracts, consulting, and for the repurchase of LYM-1 (hereinafter referred to as "Oncolym(R)") marketing rights from Alpha Therapeutic Corporation ("Alpha"). The Company expects operating expenditures related to clinical trials to increase in the future as the Company's clinical trial activity increases and scale-up for clinical trial production continues. As a result of increased activities in connection with the Phase II/III clinical trials for Oncolym(R) and Phase I and Phase II clinical trials for TNT and the development costs associated with VEAs and VTAs, the Company expects that the monthly negative cash flow will continue.

      The Company has entered into an agreement for the sale and subsequent leaseback of its facilities, which consists of two buildings located in Tustin, California. The sale/leaseback transaction is with an unrelated entity and provides for the leaseback of the Company's facilities for a ten-year period with two five-year options to renew. While the sale/leaseback agreement is in escrow, it is subject to completion of normal due diligence procedures by the buyer and there is no assurance that the transaction will be completed on a timely basis or at all.

       Without obtaining additional financing or completing the aforementioned sale/leaseback transaction, the Company believes that it has sufficient cash on hand and available pursuant to an equity line financing facility established by the Company in June 1998 to meet its obligations on a timely basis through November 30, 1998. Should the Company complete the sale and subsequent leaseback of its facilities by November 30, 1998, the Company believes it would have sufficient cash on hand and available pursuant to such equity line financing facility to meet its obligations on a timely basis through February 1999. The Company's ability to access funds under such equity line financing facility is subject to the satisfaction of certain conditions precedent and the failure to satisfy these conditions may limit or preclude the Company's ability to access such funds, which could adversely affect the Company's business, financial position and results of operations unless additional financing sources are available.

      The Company must raise additional funds to sustain its research and development efforts, provide for future clinical trials, expand its manufacturing and radiolabeling capabilities, and continue its operations until it is able to generate sufficient additional revenue from the sale and/or licensing of its products. The Company will be required to obtain financing through one or more methods, including the aforementioned sale and subsequent leaseback of its facilities, obtaining additional equity or debt financing and/or negotiating a licensing or collaboration agreement with another company. There can be no assurance that the Company will be successful in raising these funds on terms acceptable to it, or at all, or that sufficient additional capital will be raised to complete the research, development, and clinical testing of the Company's product candidates. The Company's future success is dependent upon raising additional money to provide for the necessary operations of the Company. If the Company is unable to obtain additional financing, the Company's business, financial position and results of operations would be adversely affected.

      ANTICIPATED FUTURE LOSSES. The Company has experienced significant losses since inception. As of July 31, 1998, the Company's accumulated deficit was approximately $76,487,000. The Company expects to incur significant additional operating losses in the future and expects cumulative losses to increase substantially due to expanded research and development efforts, preclinical studies and clinical trials, and scale-up of manufacturing and radiolabeling capabilities. The Company expects losses to fluctuate substantially from quarter to quarter. All of the Company's products are in development, preclinical studies or clinical trials, and no significant revenues have been generated from product sales. To achieve and sustain profitable operations, the Company, alone or with others, must successfully develop, obtain regulatory approval for, manufacture, introduce, market and sell its products. The time frame necessary to achieve market success is long and uncertain. The Company does not expect to generate significant product revenues for at least two years. There can be no assurance that the Company will ever generate product revenues sufficient to become profitable or to sustain profitability.

      TECHNOLOGICAL UNCERTAINTY. The Company's future success depends significantly upon its ability to develop and test workable products for which the Company will seek FDA approval to market to certain defined groups. A significant risk remains as to the technological performance and commercial success of the Company's technology and products. The products currently under development by the Company will require significant additional laboratory and clinical testing and investment over the foreseeable future. The research, development and testing activities, together with the resulting increases in associated expenses, are expected to result in operating losses for the foreseeable future. Although the Company is optimistic that it will be able to complete development of one or more of its products, (i) the Company's research and development activities may not be successful; (ii) proposed products may not prove to be effective in clinical trials; (iii) the Company's product candidates may cause harmful side effects during clinical trials; (iv) the Company's product candidates may take longer to progress through clinical trials than has been anticipated; (v) the Company's product candidates may prove impracticable to manufacture in commercial quantities at a reasonable cost and/or with acceptable quality; (vi) the Company may not be able to obtain all necessary governmental clearances and approvals to market its products; (vii) the Company's product candidates may not prove to be commercially viable or successfully marketed; or (viii) the Company may not ever achieve significant revenues or profitable operations. In addition, the Company may encounter unanticipated problems, including development, manufacturing, distribution, financing and marketing difficulties. The failure to adequately address these difficulties could adversely affect the Company's business, financial position and results of operations.

      The results of initial preclinical and clinical testing of the products under development by the Company are not necessarily indicative of results that will be obtained from subsequent or more extensive preclinical studies and clinical testing. The Company's clinical data gathered to date with respect to its Oncolym(R) antibody are primarily from a Phase II dose escalation trial which was designed to develop and refine the therapeutic protocol to determine the maximum tolerated dose of total body radiation and to assess the safety and efficacy profile of treatment with a radiolabeled antibody. Further, the data from this Phase II dose escalation trial were compiled from testing conducted at a single site and with a relatively small number of patients. Substantial additional development and clinical testing and investment will be required prior to seeking any regulatory approval for commercialization of this potential product. There can be no assurance that clinical trials of Oncolym(R), TNT or other product candidates under development will demonstrate the safety and efficacy of such products to the extent necessary to obtain regulatory approvals for the indications being studied, or at all. Companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in advanced clinical trials, even after obtaining promising results in earlier trials. The failure to adequately demonstrate the safety and efficacy of Oncolym(R), TNT or any other therapeutic product under development could delay or prevent regulatory approval of the product and would adversely affect the Company's business, financial condition and results of operations.

      LENGTHY REGULATORY PROCESS; NO ASSURANCE OF REGULATORY APPROVALS. Testing, manufacturing, radiolabeling, advertising, promotion, export and marketing, among other things, of the Company's proposed products are subject to extensive regulation by governmental authorities in the United States and other countries. In the United States, pharmaceutical products are regulated by the FDA under the Federal Food, Drug, and Cosmetic Act and other laws, including, in the case of biologics, the Public Health Service Act. At the present time, the Company believes that its products will be regulated by the FDA as biologics. Manufacturers of biologics may also be subject to state regulation.

      The steps required before a biologic may be approved for marketing in the United States generally include (i) preclinical laboratory tests and animal tests, (ii) the submission to the FDA of an Investigational New Drug ("IND") application for human clinical testing, which must become effective before human clinical trials may commence, (iii) adequate and well-controlled human clinical trials to establish the safety and efficacy of the product, (iv) the submission to the FDA of a Product License Application ("PLA") or a Biologics License Application ("BLA"), (v) the submission to the FDA of an Establishment License Application ("ELA"), (vi) FDA review of the ELA and the PLA or BLA, and (vii) satisfactory completion of an FDA inspection of the manufacturing facility or facilities at which the product is made to assess compliance with Current Good Manufacturing Practices ("CGMP"). The testing and approval process requires substantial time, effort and financial resources and there can be no assurance that any approval will be granted on a timely basis, if at all. There can be no assurance that Phase I, Phase II or Phase III testing will be completed successfully within any specific time period, if at all, with respect to any of the Company's product candidates. Furthermore, the FDA may suspend clinical trials at any time on various grounds, including a finding that the subjects or patients are being exposed to an unacceptable health risk.

      The results of preclinical and clinical studies, together with detailed information on the manufacture and composition of a product candidate, are submitted to the FDA as a PLA or BLA requesting approval to market the product candidate. Before approving a PLA or BLA, the FDA will inspect the facilities at which the product is manufactured, and will not approve the marketing of the product candidate unless CGMP compliance is satisfactory. The FDA may deny a PLA or BLA if applicable regulatory criteria are not satisfied, require additional testing or information, and/or require post-marketing testing and surveillance to monitor the safety or efficacy of a product. There can be no assurance that FDA approval of any PLA or BLA submitted by the Company will be granted on a timely basis or at all. Also, if regulatory approval of a product is granted, such approval may entail limitations on the indicated uses for which it may be marketed.

      Both before and after approval is obtained, violations of regulatory requirements, including the preclinical and clinical testing process, or the PLA or BLA review process may result in various adverse consequences, including the FDA's delay in approving or refusing to approve a product, withdrawal of an approved product from the market, and/or the imposition of criminal penalties against the manufacturer and/or license holder. For example, license holders are required to report certain adverse reactions to the FDA, and to comply with certain requirements concerning advertising and promotional labeling for their products. Also, quality control and manufacturing procedures must continue to conform to CGMP regulations after approval, and the FDA periodically inspects manufacturing facilities to assess compliance with CGMP. Accordingly, manufacturers must continue to expend time, monies and effort in the area of production and quality control to maintain CGMP compliance. In addition, discovery of problems may result in restrictions on a product, manufacturer, including withdrawal of the product from the market. Also, new government requirements may be established that could delay or prevent regulatory approval of the Company's product candidates.

      The Company will also be subject to a variety of foreign regulations governing clinical trials and sales of its products. Whether or not FDA approval has been obtained, approval of a product candidate by the comparable regulatory authorities of foreign countries must be obtained prior to the commencement of marketing of the product in those countries. The approval process varies from country to country and the time may be longer or shorter than that required for FDA approval. At least initially, the Company intends, to the extent possible, to rely on licensees to obtain regulatory approval for marketing its products in foreign countries.

      COMMERCIAL PRODUCTION. To conduct clinical trials on a timely basis, obtain regulatory approval and be commercially successful, the Company must scale-up its manufacturing and radiolabeling processes and ensure compliance with regulatory requirements of its product candidates so that those product candidates can be manufactured and radiolabeled in increased quantities. As the Company's products currently in clinical trials, Oncolym(R) and TNT, move towards FDA approval, the Company or contract manufacturers must scale-up the production processes to enable production and radiolabeling in commercial quantities. The Company has expended significant funds for the scale-up of its antibody manufacturing capabilities for clinical trial requirements for its Oncolym(R) and TNT products and for refinement of its radiolabeling processes. If the Company were to commercially self-manufacture either of these products, it will have to expend an estimated additional six to ten million dollars for production facility expansion and an estimated additional five to eight million dollars for radiolabeling facilities. However, the Company believes it can successfully negotiate an agreement with contract antibody manufacturers to have these products produced on a "per run basis", thereby deferring or reducing the significant expenditure (six to ten million dollars) estimated to scale-up manufacturing. The Company believes that it can successfully negotiate an agreement with contract radiolabeling companies to provide radiolabeling services to meet commercial demands. Such a contract would, however, require a substantial investment by the Company (estimated at five to eight million dollars over the next two years) for equipment and related production area enhancements required by these vendors, and for vendor services associated with technology transfer assistance, scale-up and production start-up, and for regulatory assistance. The Company anticipates that production of its products in commercial quantities will create technical and financial challenges for the Company. The Company has limited manufacturing experience, and no assurance can be given as to the Company's ability to scale-up its manufacturing operations, the suitability of the Company's present facility for clinical trial production or commercial production, the Company's ability to make a successful transition to commercial production and radiolabeling or the Company's ability to reach an acceptable agreement with contract manufacturers to produce and radiolabel Oncolym(R), TNT, or the Company's other product candidates, in clinical or commercial quantities. The failure of the Company to scale-up its manufacturing and radiolabeling for clinical trial or commercial production or to obtain contract manufacturers, could adversely affect the Company's business, financial position and results of operations.

      SHARES ELIGIBLE FOR FUTURE SALE; DILUTION. The decline in the market price of the Company's Common Stock has lead to substantial dilution to holders of Common Stock. Under the terms of the Company's agreement with the holders of the Class C Stock, the shares of the Class C Stock are convertible into shares of the Company's Common Stock at the lower of a conversion cap of $0.5958 (the "Conversion Cap") or a conversion price equal to the average of the lowest trading price of the Company's Common Stock for the five consecutive trading days ending with the trading date prior to the date of conversion reduced by 27 percent. The Company's agreement with the holders of the Class C Stock also provides that upon conversion, the holders of the Class C Stock will also receive warrants to purchase one-fourth of the number of shares of Common Stock issued upon conversion of the Class C Stock at an exercise price of $0.6554 per share (or 110% of the Conversion Cap), which warrants will expire in April 2002 (the "Class C Warrants"). Dividends on the Class C Stock are payable quarterly in shares of Class C Stock or cash, at the option of the Company, at the rate of $50.00 per share per annum.

      From September 26, 1997 (the date the Class C Stock became convertible into Common Stock) through August 31, 1998, 13,619 shares of Class C Stock, including Class C dividend shares and additional shares of Class C Stock issued during fiscal year 1998 (as described below), were converted into 24,578,437 shares of Common Stock, resulting in substantial dilution to the common stockholders. In addition, in conjunction with the conversion of the Class C Stock, the holders were granted warrants to purchase shares of Common Stock of the Company. Warrants to purchase 6,144,537 shares of common stock have been exercised through August 31, 1998, at an exercise price of $.6554 per share, in exchange for 5,831,980 shares of Common Stock and proceeds to the Company of $3,599,901. During fiscal year 1998, the registration statement required to be filed by the Company pursuant to the Company's agreement with the holders of the Class C Stock was not declared effective by the 180th day following the closing date of such offering, and therefore, the Company was required to issue an additional 325 shares of Class C Stock, calculated in accordance with the terms of such agreement. At August 31, 1998, 354 shares of Class C Stock remained outstanding and may be converted into shares of Common Stock at the lower of a 27% discount from the average of the lowest market trading price for the five consecutive trading days preceding the date of conversion or the Conversion Cap. Assuming the conversion of all of such remaining shares of Class C Stock at the Conversion Cap, the Company is required to issue to the holders of the Class C Stock upon conversion thereof an aggregate of approximately 594,000 shares of Common Stock and Class C Warrants to purchase an aggregate of up to approximately 149,000 shares of Common Stock at an exercise price of $.6554 per share. Pursuant to the Company's agreement with the holders of the Class C Stock, the Company is required to have registered up to 150% of the number of shares of Common Stock that would otherwise be issuable upon conversion of the Class C Stock and upon exercise of the Class C Warrants (including up to 818,187 Shares to which this Prospectus relates issuable upon conversion of 325 shares of Class C Stock and up to 204,551 Shares to which this Prospectus relates issuable upon exercise of Class C Warrants).

      Sales, particularly short selling, of substantial amounts of shares of Common Stock in the public market have adversely affected and may continue to adversely affect the prevailing market price of the Common Stock and, depending upon the then current market price of the Common Stock, increase the risks associated with the possible conversion of the Class C Stock and the Class C Warrants. From September 26, 1997, the date on which the Class C Stock was first convertible, through March 1998, the price of the Company's Common Stock steadily declined while the average trading volume increased significantly.

      Pursuant to the terms of a Regulation D Common Stock Equity Line Subscription Agreement dated as of June 16, 1998 (the "Equity Line Agreement"), between the Company and two institutional investors (the

"Equity Line Investors") (and assuming, solely for purposes of this Prospectus, a 10-day low closing bid price per share of not less than $1.00, which allows the Company to sell the maximum number of shares of Common Stock to the Equity Line Investors for maximum proceeds of $16,500,000), the Company may, at its option, sell to the Equity Line Investors up to 20,625,000 shares of Common Stock (the "Equity Line Investor Shares") and issue warrants to the Equity Line Investors to purchase up to an additional 2,062,500 shares of Common Stock (the "Equity Line Investor Warrants"). The price at which the Equity Line Investor Shares will be issued and sold by the Company to the Equity Line Investors will be equal to (i) 82.5% of the lowest closing bid price during the ten trading days (the "10 day low closing bid price") immediately preceding the date on which such shares are sold to the Institutional Investors, or (ii) if 82.5% of such 10 day low closing bid price results in a discount of less than twenty cents ($0.20) per share from such 10 day low closing bid price, such 10 day low closing bid price minus twenty cents ($0.20). In addition, the Company may be obligated to issue to the Equity Line Investors an additional 954,545 shares of Common Stock upon adjustment of the purchase price of shares of Common Stock already issued to the Institutional Investors on the three-month and six-month anniversary of the date on which the registration statement with respect to such shares is declared effective by the Commission (the "Adjustment Shares"). In addition, pursuant to the terms of a Placement Agent Agreement dated as of June 16, 1998 entered into by the Company in connection with the execution and delivery of the Equity Line Agreement (the "Placement Agent Agreement"), the Company may also be obligated to issue to the placement agent up to 1,726,364 shares of Common Stock (the "Equity Line Placement Agent Shares") and warrants to purchase up to an additional 165,000 shares of Common Stock (the "Equity Line Placement Agent Warrants"). The Company will not receive any proceeds from the exercise of the Equity Line Investor Warrants or the Equity Line Placement Agent Warrants, which may only be exercised pursuant to a cashless exercise in accordance with the express terms thereof.

      In addition to the Class C Warrants and the Warrants, at August 31, 1998, the Company had outstanding warrants and options to employees, directors, consultants and other parties to issue approximately 8,572,000 shares of Common Stock at an average price of $1.08 per share.

      The sale and issuance of the Equity Line Investor Shares may result in substantial dilution to the existing holders of Common Stock. The issuance of the Equity Line Investor Shares, the Adjustments Shares and the Equity Line Placement Agent Shares to the Registered Stockholders, and the issuance of shares of Common Stock issuable upon conversion of the remaining Class C Stock and upon exercise of the remaining Class C Warrants, the Equity Line Investor Warrants, the Equity Line Placement Agent Warrants, the Warrants and such other outstanding warrants and options, as well as subsequent sales of the Shares, the Equity Line Investor Shares, the Adjustment Shares, the Equity Line Placement Agent Shares and such shares of Common Stock in the open market, could adversely affect the market price of the Company's Common Stock and impair the Company's ability to raise additional capital.

      STOCK PRICE FLUCTUATIONS AND LIMITED TRADING VOLUME. The market price of the Company's Common Stock, and the market prices of securities of companies in the biotechnology industry generally, have been highly volatile. Also, at times there is a limited trading volume in the Company's Common Stock. Announcements of technological innovations or new commercial products by the Company or its competitors, developments or disputes concerning patent or proprietary rights, publicity regarding actual or potential medical results relating to products under development by the Company or its competitors, regulatory developments in both the United States and foreign countries, public concern as to the safety of biotechnology products and economic and other external factors, as well as period-to-period fluctuations in financial results may have a significant impact on the market price of the Company's Common Stock. The volatility in the stock price and the potential additional new shares of common stock that may be issued on the exercise of warrants and options and the historical limited trading volume are significant risks investors should consider.

      MAINTENANCE CRITERIA FOR NASDAQ SMALLCAP MARKET, RISKS OF LOW-PRICED SECURITIES. The Company's Common Stock is presently traded on the Nasdaq SmallCap Market. To maintain inclusion on the Nasdaq SmallCap Market, the Company's Common Stock must continue to be registered under Section 12(g) of the Exchange Act, and the Company must continue to have either net tangible assets of at least $2,000,000, market capitalization of at least $35,000,000, or net income (in either its latest fiscal year or in two of its last three fiscal years) of at least $500,000. In addition, the Company must meet other requirements, including, but not limited to, having a public float of at least 500,000 shares and $1,000,000, a minimum bid price of $1.00 per share of Common Stock (without falling below this minimum bid price for a period of 30 consecutive business days), at least two market makers and at least 300 stockholders, each holding at least 100 shares of Common Stock. For the period of January 29, 1998 through May 4, 1998, the Company failed to maintain a $1.00 minimum bid price. From May 5, 1998, through September 2, 1998, the Company met this requirement. On September 3, 1998 and September 4, 1998, the Company again failed to maintain a $1.00 minimum bid price. However, since then, the Company has met this requirement. If the Company were to fail to meet the minimum bid price of $1.00 for a period of 30 consecutive business days, it would be notified by the Nasdaq and would then have a period of 90 calendar days from such notification to achieve compliance with the applicable standard by meeting the minimum requirement for at least 10 consecutive business days during such 90 day period. There can be no assurance that the Company will be able to maintain these requirements in the future. If the Company fails to meet the Nasdaq SmallCap Market listing requirements, the market value of the Common Stock could decline and holders of the Company's Common Stock would likely find it more difficult to dispose of and to obtain accurate quotations as to the market value of the Common Stock. In addition, if the Company's Common Stock ceases to be included on the Nasdaq SmallCap Market, the Company would not be able to access funds under the Equity Line Agreement.

      If the Company's Common Stock ceases to be included on the Nasdaq SmallCap Market, the Company's Common Stock could become subject to rules adopted by the Commission regulating broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price per share of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on Nasdaq, provided that current price and volume information with respect to transactions in these securities is provided). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its sales person in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to these penny stock rules. If the Company's Common Stock becomes subject to the penny stock rules, investors may be unable to readily sell their shares of Common Stock.

      INTENSE COMPETITION. The biotechnology industry is intensely competitive and changing rapidly. Virtually all of the Company's existing competitors have greater financial resources, larger technical staffs, and larger research budgets than the Company and greater experience in developing products and running clinical trials. Two of the Company's competitors, Idec Pharmaceuticals Corporation ("Idec") and Coulter Pharmaceuticals, Inc. ("Coulter"), each has a lymphoma antibody that may compete with the Company's Oncolym(R) product. Idec is currently marketing its lymphoma product for low grade non-Hodgkins Lymphoma and the Company believes that Coulter will be marketing its respective lymphoma product prior to the time the Oncolym(R) product will be submitted to the FDA for marketing approval. Coulter has also announced that it intends to seek to conduct clinical trials of its antibody treatment for intermediate and/or high grade non-Hodgkins lymphomas. In addition, there are several companies in preclinical studies with angiogenesis technologies which may compete with the Company's VTA technology. There can be no assurance that the Company will be able to compete successfully or that competition will not adversely affect the Company's business, financial position and results of operations. There can be no assurance that the Company's competitors will not be able to raise substantial funds and to employ these funds and their other resources to develop products which compete with the Company's other product candidates.

      UNCERTAINTIES ASSOCIATED WITH CLINICAL TRIALS. The Company has limited experience in conducting clinical trials. The rate of completion of the Company's clinical trials will depend on, among other factors, the rate of patient enrollment. Patient enrollment is a function of many factors, including the nature of the Company's clinical trial protocols, existence of competing protocols, size of the patient population, proximity of patients to clinical sites and eligibility criteria for the study. Delays in patient enrollment will result in increased costs and delays, which could adversely effect the Company. There is no assurance that patients enrolled in the Company's clinical trials will respond to the Company's product candidates. Setbacks are to be expected in conducting human clinical trials. Failure to comply with FDA regulations applicable to this testing can result in delay, suspension or cancellation of the testing, or refusal by the FDA to accept the results of the testing. In addition, the FDA may suspend clinical trials at any time if it concludes that the subjects or patients participating in such trials are being exposed to unacceptable health risks. Further, there can be no assurance that human clinical testing will show any current or future product candidate to be safe and effective or that data derived from the testing will be suitable for submission to the FDA. Any suspension or delay of any of the clinical trials could adversely effect the Company's business, financial condition and results of operations.

      UNCERTAINTY OF MARKET ACCEPTANCE. Even if the Company's products are approved for marketing by the FDA and other regulatory authorities, there can be no assurance that the Company's products will be commercially successful. If the Company's two products in clinical trials, Oncolym(R) and TNT, are approved, they would represent a departure from more commonly used methods for cancer treatment. Accordingly, Oncolym(R) and TNT may experience under-utilization by oncologists and hematologists who are unfamiliar with the application of Oncolym(R) and TNT in the treatment of cancer. As with any new drug, doctors may be inclined to continue to treat patients with conventional therapies, in most cases chemotherapy, rather than new alternative therapies. The Company or its marketing partner will be required to implement an aggressive education and promotion plan with doctors in order to gain market recognition, understanding and acceptance of the Company's products. Market acceptance also could be affected by the availability of third party reimbursement. Failure of Oncolym(R) and TNT to achieve market acceptance would adversely affect the Company's business, financial condition and results of operations.

      SOURCE OF RADIOLABELING SERVICES. The Company currently procures its radiolabeling services pursuant to negotiated contracts with one domestic entity and one European entity. There can be no assurance that these suppliers will be able to qualify their facilities, label and supply antibody in a timely manner, if at all, or that governmental clearances will be provided in a timely manner, if at all, and that clinical trials will not be delayed or disrupted. Prior to commercial distribution, the Company will be required to identify and contract with a commercial radiolabeling company for commercial services. The Company is presently in discussions with several companies to provide commercial radiolabeling services. A commercial radiolabeling service agreement will require the investment of substantial funds by the Company. See "Risk Factors-Commercial Production." The Company expects to rely on its current suppliers for all or a significant portion of its requirements for the Oncolym(R) and TNT antibody products to be used in clinical trials for the immediate future. Radiolabeled antibody cannot be stockpiled against future shortages due to the eight-day half-life of the I131 radioisotope. Accordingly, any change in the Company's existing or future contractual relationships with, or an interruption in supply from, its third-party suppliers could adversely affect the Company's ability to complete its ongoing clinical trials and to market the Oncolym(R) and TNT antibodies, if approved. Any such change or interruption would adversely affect the Company's business, financial condition and results of operations.

      HAZARDOUS AND RADIOACTIVE MATERIALS. The manufacturing and use of the Company's Oncolym(R) and TNT require the handling and disposal of the radioactive isotope I131. The Company is relying on its current contract manufacturers to radiolabel its antibodies with I131 and to comply with various local, state and or national and international regulations regarding the handling and use of radioactive materials. Violation of these local, state, national or international regulations by these radiolabeling companies or a clinical trial site could significantly delay completion of the trials. Violations of safety regulations could occur with these manufacturers, so there is a risk of accidental contamination or injury. The Company could be held liable for any damages that result from an accident, contamination or injury caused by the handling and disposal of these materials, as well as for unexpected remedial costs and penalties that may result from any violation of applicable regulations, which could adversely effect the Company's business, financial condition and results of operations. In addition, the Company may incur substantial costs to comply with environmental regulations. In the event of any noncompliance or accident, the supply of Oncolym(R) and TNT for use in clinical trials or commercially could be interrupted, which could adversely affect the Company's business, financial condition and results of operations.

      DEPENDENCE ON THIRD PARTIES FOR COMMERCIALIZATION. The Company intends to sell its products in the United States and internationally in collaboration with marketing partners. At the present time, the Company does not have a sales force to market Oncolym(R) or TNT. If and when the FDA approves Oncolym(R) or TNT, the marketing of Oncolym(R) and TNT will be contingent upon the Company either licensing or entering into a marketing agreement with a large company or rely upon it recruiting, developing, training and deploying its own sales force. The Company does not presently possess the resources or experience necessary to market Oncolym(R), TNT or its other product candidates. Other than the agreement with Biotechnology Development, Ltd., which is currently under renegotiation, the Company presently has no agreements for the licensing or marketing of its product candidates, and there can be no assurance that the Company will be able to enter into any such agreements in a timely manner or on commercially favorable terms, if at all. Development of an effective sales force requires significant financial resources, time and expertise. There can be no assurance that the Company will be able to obtain the financing necessary or to establish such a sales force in a timely or cost effective manner, if at all, or that such a sales force will be capable of generating demand for the Company's product candidates.

      PATENTS AND PROPRIETARY RIGHTS. The Company's success depends, in large part, on its ability to maintain a proprietary position in its products through patents, trade secrets and orphan drug designations. The Company has several United States patents, United States patent applications and numerous corresponding foreign patent applications, and has licenses to patents or patent applications owned by other entities. No assurance can be given, however, that the patent applications of the Company or the Company's licensors will be issued or that any issued patents will provide competitive advantages for the Company's products or will not be successfully challenged or circumvented by its competitors. The patent position worldwide of biotechnology companies in relation to proprietary products is highly uncertain and involves complex legal and factual questions. Moreover, any patents issued to the Company or the Company's licensors may be infringed by others or may not be enforceable against others. In addition, there can be no assurance that the patents, if issued, would be held valid or enforceable by a court of competent jurisdiction. Enforcement of the Company's patents may require substantial financial and human resources. The Company may have to participate in interference proceedings if declared by the United States Patent and Trademark Office to determine priority of inventions, which typically take several years to resolve and could result in substantial costs to the Company.

      A substantial number of patents have already been issued to other biotechnology and biopharmaceutical companies. Particularly in the monoclonal antibody and angiogenesis fields, competitors may have filed applications for or have been issued patents and may obtain additional patents and proprietary rights relating to products or processes competitive with or similar to those of the Company. To date, no consistent policy has emerged regarding the breadth of claims allowed in biopharmaceutical patents. There can be no assurance that patents do not exist in the United States or in foreign countries or that patents will not be issued that would have an adverse effect on the Company's ability to market any product which it develops. Accordingly, the Company expects that commercializing monoclonal antibody-based products may require licensing and/or cross-licensing of patents with other companies in this field. There can be no assurance that the licenses, which might be required for the Company's processes or products, would be available, if at all, on commercially acceptable terms. The ability to license any such patents and the likelihood of successfully contesting the scope or validity of such patents is uncertain and the costs associated therewith may be significant. If the Company is required to acquire rights to valid and enforceable patents but cannot do so at a reasonable cost, the Company's ability to manufacture its products would be adversely affected.

      The Company also relies on trade secrets and proprietary know-how, which it seeks to protect, in part, by confidentiality agreements with its employees and consultants. There can be no assurance that these agreements will not be breached, that the Company will have adequate remedies for any breach, or that the Company's trade secrets will not otherwise become known or be independently developed by competitors.

      PRODUCT LIABILITY. The manufacture and sale of human therapeutic products involve an inherent risk of product liability claims. The Company has only limited product liability insurance. There can be no assurance that the Company will be able to maintain existing insurance or obtain additional product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Product liability insurance is expensive, difficult to obtain and may not be available in the future on acceptable terms, if at all. An inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims brought against the Company in excess of its insurance coverage, if any, or a product recall could adversely affect the Company's business, financial condition and results of operations.

      HEALTH CARE REFORM AND THIRD-PARTY REIMBURSEMENT. Political, economic and regulatory influences are subjecting the health care industry in the United States to fundamental change. Recent initiatives to reduce the federal deficit and to reform health care delivery are increasing cost-containment efforts. The Company anticipates that Congress, state legislatures and the private sector will continue to review and assess alternative benefits, controls on health care spending through limitations on the growth of private health insurance premiums and Medicare and Medicaid spending, the creation of large insurance purchasing groups, price controls on pharmaceuticals and other fundamental changes to the health care delivery system. Any such changes could affect the Company's ultimate profitability. Legislative debate is expected to continue in the future, and market forces are expected to drive reductions of health care costs. The Company cannot predict what impact the adoption of any federal or state health care reform measures or future private sector reforms may have on its business.

      The Company's ability to successfully commercialize its product candidates will depend in part on the extent to which appropriate reimbursement codes and authorized cost reimbursement levels of such products and related treatment are obtained from governmental authorities, private health insurers and other organizations, such as health maintenance organizations ("HMOs"). The Health Care Financing Administration ("HCFA"), the agency responsible for administering the Medicare program, sets requirements for coverage and reimbursement under the program, pursuant to the Medicare law. In addition, each state Medicaid program has individual requirements that affect coverage and reimbursement decisions under state Medicaid programs for certain health care providers and recipients. Private insurance companies and state Medicaid programs are influenced, however, by the HCFA requirements.

      There can be no assurance that any of the Company's product candidates, once available, will be included within the then current Medicare coverage determination. In the absence of national Medicare coverage determination, local contractors that administer the Medicare program, within certain guidelines, can make their own coverage decisions. Favorable coverage determinations are made in those situations where a procedure falls within allowable Medicare benefits and a review concludes that the service is safe, effective and not experimental. Under HCFA coverage requirements, FDA approval for marketing will not necessarily lead to a favorable coverage decision. A determination will still need to be made as to whether the product is reasonable and necessary for the purpose used. In addition, HCFA has proposed adopting regulations that would add cost-effectiveness as a criterion in determining Medicare coverage. Changes in HCFA's coverage policy, including adoption of a cost-effective criterion, could adversely affect the Company's business, financial condition and results of operations.

      Third-party payers are increasingly challenging the prices charged for medical products and services. Also, the trend toward managed health care in the United States and the concurrent growth of organizations such as HMOs, which could control or significantly influence the purchase of health care services and products, as well as legislative proposals to reform health care or reduce government insurance programs, may all result in lower prices for the Company's product candidates than it expects. The cost containment measures that health care payers and providers are instituting and the effect of any health care reform could adversely affect the Company's ability to operate profitably.

      DEPENDENCE ON MANAGEMENT AND OTHER KEY PERSONNEL. The Company is dependent upon a limited number of key management and technical personnel. The loss of the services of one or more of these key employees could adversely affect the Company's business, financial condition and results of operations. In addition, the Company's success is dependent upon its ability to attract and retain additional highly qualified management and technical personnel. The Company faces intense competition in its recruiting activities, and there can be no assurance that the Company will be able to attract and/or retain qualified personnel.

      IMPACT OF THE YEAR 2000. The Company has identified substantially all of its major hardware and software platforms in use and is continually modifying and upgrading its software and information technology ("IT") and non-IT systems. The Company has modified its current financial software to be Year 2000 ("Y2K") compliant. The Company does not believe that, with upgrades of existing software and/or conversion to new software, the Y2K issue will pose significant operational problems for its internal computer systems. The Company expects all systems to be Y2K compliant by April 30, 1999 through the use of internal and external resources. The Company has incurred insignificant costs to date associated with Y2K compliance and the Company presently believes estimated future costs will not be material. However, the systems of other companies on which the Company may rely also may not be timely converted, and failure to convert by another company could have an adverse effect on the Company's systems. The Company presently believes the Y2K problem will not pose significant operational problems and is not anticipated to have a material effect on its financial position or results of operations in any given year. However, actual results could differ materially from the Company's expectations due to unanticipated technological difficulties or project delays by the Company or its suppliers. If the Company and third parties upon which it relies are unable to address the issue in a timely manner, it could result in a material financial risk to the Company. In order to assure that this does not occur, the Company is in the process of developing a contingency plan and plans to devote all resources required to attempt to resolve any significant Y2K issues in a timely manner.

      EARTHQUAKE RISKS. The Company's corporate and research facilities, where the majority of its research and development activities are conducted, are located near major earthquake faults which have experienced earthquakes in the past. The Company does not carry earthquake insurance on its facility due to its prohibitive cost and limited available coverage. In the event of a major earthquake or other disaster affecting the Company's facilities, the operations and operating results of the Company could be adversely affected.

      FORWARD LOOKING STATEMENTS. Based on current expectations, this Prospectus, the Company's Annual Report on Form 10-K and its quarterly and periodic reports contain certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. In light of the important factors that can materially affect results, including those set forth above, the inclusion of forward-looking information should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved. The Company may encounter competitive, technological, financial and business challenges making it more difficult than expected to continue to develop, market and manufacture its products; competitive conditions within the industry may change adversely; upon development of the Company's products, demand for the Company's products may weaken; the market may not accept the Company's products; the Company may be unable to retain existing key management personnel; the Company's forecasts may not accurately anticipate market demand; and there may be other material adverse changes in the Company's operations or business. Certain important factors affecting the forward-looking statements made herein include, but are not limited to accurately forecasting capital expenditures and obtaining new sources of external financing prior to the expiration of existing support arrangements or capital. Assumptions relating to budgeting, marketing, product development and other management decisions are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and business developments, the impact of which may cause the Company to alter its capital expenditure or other budgets, which may in turn affect the Company's business, financial position and results of operations.

                                 USE OF PROCEEDS

            The proceeds from the sale of the Shares will be received directly by the Registered Stockholders. The Company will not receive any proceeds from the sale of the Shares offered hereby.

            However, the Company will receive the proceeds, if any, from the exercise of the Warrants. Holders of Warrants are not obligated to exercise their Warrants and there can be no assurance that the holders of the Warrants will choose to exercise all or any of their Warrants or, if some or all of such holders do choose to exercise all or any of their Warrants, that such holders will exercise such Warrants for cash (instead of a cashless exercise, as permitted by the express terms of the Warrants). If all of the holders of the Warrants exercise all of the Warrants for cash, the Company will receive proceeds of approximately $1,179,703. Any proceeds received by the Company from the exercise of Warrants will be used for general working capital purposes.

                               RECENT DEVELOPMENTS

            On July 17, 1998, the Company notified the holders of the Class C Stock of its intent to redeem the Class C Warrants issued in conjunction with the Class C Stock offering in April 1997, if such Class C Warrants were not exercised on or before August 6, 1998. As a result, the holders of the Class C Warrants elected to exercise 4,076,157 of the Class C Warrants on a combined cash and cashless basis and the Company issued to such holders an aggregate of 3,763,600 shares of its Common Stock for which it received an aggregate of $2,244,264. At August 31, 1998, 354 shares of Class C Stock remained outstanding and, assuming the conversion of all of such remaining shares of Class C Stock at the Conversion Cap, the Company is required to issue to the holders of the Class C Stock upon conversion thereof an aggregate of approximately 594,000 shares of Common Stock and Class C Warrants to purchase an aggregate of up to approximately 149,000 shares of Common Stock at a purchase price of $.6554 per share.

            In July 1998, the Company renegotiated its short-term note payable for $2,385,000 with a construction contractor to provide for an extension of time until July 29, 1998, to repay such note, and issued to the contractor a warrant, expiring on March 31, 2001, to purchase up to 240,000 shares of Common Stock at an exercise price of $.5625 per share. On July 29, 1998, the Company repaid $500,000 of the note to the contractor and renegotiated the payment terms of the note to provide for an extension of time until August 17, 1998 to repay the remaining balance of the note. In connection with this subsequent extension agreement, the Company issued to the contractor a warrant, expiring in July 2001, to purchase up to 95,000 shares of the Company's common stock at an exercise price of $1.375 per share and also issued an aggregate of 147,235 shares of Common Stock in lieu of repayment of accrued and unpaid interest on such note. On August 17, 1998, the Company utilized funds received from the exercise of Class C Warrants during July 1998 and August 1998 to repay the remaining balance of $1,885,000 of such note in full, plus related legal fees in the amount of $5,000.

            The Company has entered into an agreement for the sale and subsequent leaseback of its facilities, which consists of two buildings located in Tustin, California. The sale/leaseback transaction is with an unrelated entity and provides for the leaseback of the Company's facilities for a ten-year period with two five-year options to renew. While the sale/leaseback agreement is in escrow, it is subject to completion of normal due diligence procedures by the buyer and there is no assurance that the transaction will be completed on a timely basis or at all.

            On February 29, 1996, the Company entered into a Distribution Agreement with Biotechnology Development, Ltd. ("BTD"), a limited partnership controlled by a former director and stockholder of the Company. Under the terms of the agreement, BTD was granted the right to market and distribute LYM products in Europe and other designated foreign countries in exchange for a nonrefundable fee of $3,000,000 and the performance of certain duties by BTD as outlined in the agreement. The agreement also provides that the Company will retain all manufacturing rights to the LYM antibodies and will supply the LYM antibodies to BTD at preset prices. In conjunction with the agreement, the Company was granted an option to repurchase the marketing rights to the LYM antibodies through August 29, 1998 at its sole discretion. The repurchase price under the option, if exercised by the Company, would include a cash payment of $4,500,000, the issuance of stock options for the purchase of 1,000,000 shares of the Company's Common Stock at a price of $5.00 per share with a five-year term and royalties equal to 5% of gross sales on LYM products in designated geographic areas. Although the Company has not exercised its rights under the repurchase option, it continues to negotiate with BTD for the repurchase of the LYM rights with terms that are acceptable to the Company and BTD. There can be no assurance, however, that the Company will be able to reacquire such marketing rights.

            On September 8, 1998, Edward J. Legere II resigned from the Board of Directors and the remaining directors appointed Mr. William C. Shepherd to fill the vacancy on the Board of Directors caused by Mr. Legere's resignation. Mr. Legere's resignation was not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

                             REGISTERED STOCKHOLDERS

      The following table sets forth certain information as of September 18, 1998, with respect to each Registered Stockholder for whom the Company is registering securities for resale to the public. The Company will not receive any of the proceeds from the sale of the Shares by the Registered Stockholders.

                                                                          MAXIMUM NUMBER
                                          SHARES BENEFICIALLY          OF SHARES TO BE SOLD             SHARES BENEFICIALLY
NAME OF                               OWNED PRIOR TO OFFERING(1)    PURSUANT TO THIS PROSPECTUS       OWNED AFTER OFFERING(2)
                                      --------------------------    ---------------------------       -----------------------
REGISTERED STOCKHOLDER                   NUMBER         PERCENT                                       NUMBER        PERCENT
- ----------------------                   ------         -------                                       ------        -------
Laredo Capital Partners(3).........       15,735            *                 15,735                   - 0 -           0.0%
Pelain Partners(4) ................        6,294            *                  6,294                   - 0 -           0.0%
Capital Ventures International(5)..      129,063            *                129,022                       41           *
CC Investments, LDC(6).............      654,769           1.0 %             434,267                  220,502           *
Arbco Associates, L.P.(7) .........       40,910            *                 40,910                   - 0 -           0.0%
Kayne Anderson Non-Traditional
  Investments, Inc.(8).............       84,967            *                 84,967                   - 0 -           0.0%
Offence Group, L.P.(9).............       84,967            *                 84,967                   - 0 -           0.0%
Fortune Fund LTD Seeker III(10)....      173,078            *                173,078                   - 0 -           0.0%
Linda Cappello(11).................        6,294            *                  6,294                   - 0 -           0.0%
Gerard Cappello(12)................        6,294            *                  6,294                   - 0 -           0.0%
Proprietary Convertible
  Investments Group, Inc.(13)......       40,912            *                 40,910                        2           *
Jack R. Light, as Trustee
  of The Light Family Trust(14)....      185,042            *                105,042                   80,000           *
Sugarman Family Partners(15).......      610,008            *                339,674                  270,334           *
Eugene S. Scarcello(16)............      420,168            *                420,168                   - 0 -           0.0%
Peter E. Horner(17)................       59,521            *                 52,521                    7,000           *
Mark Brownstein(18)................       52,521            *                 52,521                   - 0 -           0.0%
Donaldson Lufkin
  Jenrette Securities
  Corporation, as
  Custodian F/B/O
  James S. Dailey IRA,
  Custodian Rollover
  Account(19) .....................      220,070            *                220,070                   - 0 -           0.0%


Carl C. Chen, M.D., Inc.
  Profit Sharing Plan
  U/A/D 8-1-89(20).................      105,042            *                105,042                   - 0 -           0.0%
Elizabeth A. Gorbett-
  Frost(21)........................      225,576            *                105,042                  120,534           *
Rudolph & Sletten,
  Inc.(22) ........................      417,235            *                417,235                   - 0 -           0.0%
John H. Rudolph....................       15,000            *                 15,000                   - 0 -           0.0%
Dennis R. Giles....................       10,000            *                 10,000                   - 0 -           0.0%
Allen A. Rudolph...................       10,000            *                 10,000                   - 0 -           0.0%
Gary L. Walz.......................       16,000            *                 10,000                    6,000           *
Martin P. Eckert, Jr...............       10,000            *                 10,000                   - 0 -           0.0%
Karen M. Rudolph...................       10,000            *                 10,000                   - 0 -           0.0%
Edward J.
  Legere II(23)....................    3,632,920           5.4 %             500,000                3,132,920          4.7%

- --------------

*     Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Based on an aggregate of 66,386,493 shares of Common Stock issued and outstanding as of September 18, 1998.

(2)   Assumes that all of the Shares are sold pursuant to this Prospectus.

(3) Includes up to 12,588 Shares issuable upon conversion of 5 shares of Class C Stock and up to 3,147 Shares issuable upon exercise of Warrants to be issued to such Registered Stockholder upon conversion of such shares of Class C Stock. See "Description of Securities."

(4) Includes up to 5,035 Shares issuable upon conversion of 2 shares of Class C Stock and up to 1,259 Shares issuable upon exercise of Warrants to be issued to such Registered Stockholder upon conversion of such shares of Class C Stock. See "Description of Securities."

(5) Includes up to 103,217 Shares issuable upon conversion of 41 shares of Class C Stock and up to 25,805 Shares issuable upon exercise of Warrants to be issued to such Registered Stockholder upon conversion of such shares of Class C Stock. See "Description of Securities."

(6) Includes up to 347,413 Shares issuable upon conversion of 138 shares of Class C Stock and up to 86,854 Shares issuable upon exercise of Warrants to be issued to such Registered Stockholder upon conversion of such shares of Class C Stock. See "Description of Securities."

(7) Includes up to 32,728 Shares issued or issuable to such Registered Stockholder upon conversion of 13 shares of Class C Stock and up to 8,182 Shares issuable to such Registered Stockholder upon exercise of Warrants issued to such Registered Stockholder upon conversion of shares of Class C Stock, which Warrants are currently exercisable. See "Description of Securities."

(8) Includes up to 67,973 Shares issued or issuable to such Registered Stockholder upon conversion of 27 shares of Class C Stock and up to 16,994 Shares issuable to such Registered Stockholder upon exercise of Warrants issued to such Registered Stockholder upon conversion of shares of Class C Stock, which Warrants are currently exercisable. See "Description of Securities."

(9) Includes up to 67,973 Shares issued or issuable to such Registered Stockholder upon conversion of 27 shares of Class C Stock and up to 16,994 Shares issuable to such Registered Stockholder upon exercise of Warrants issued to such Registered Stockholder upon conversion of shares of Class C Stock, which Warrants are currently exercisable. See "Description of Securities."

(10) Includes up to 138,462 shares of Common Stock issuable upon conversion of 55 shares of Class C Stock and up to 34,616 shares of Common Stock issuable upon exercise of warrants to be issued to such Registered Stockholder upon conversion of such shares of Class C Stock. See "Description of Securities."

(11) Includes up to 5,035 Shares issuable upon conversion of 2 shares of Class C Stock and up to 1,259 Shares issuable upon exercise of Warrants to be issued to such Registered Stockholder upon conversion of such shares of Class C Stock. See "Description of Securities."

(12) Includes up to 5,035 Shares issuable upon conversion of 2 shares of Class C Stock and up to 1,259 Shares issuable upon exercise of Warrants to be issued to such Registered Stockholder upon conversion of such shares of Class C Stock. See "Description of Securities."

(13) Includes up to 32,728 Shares issuable upon conversion of 13 shares of Class C Stock and up to 8,182 Shares issuable upon exercise of Warrants to be issued to such Registered Stockholder upon conversion of such shares of Class C Stock. See "Description of Securities."

(14) Includes 21,008 Shares issuable upon exercise of outstanding Warrants which are currently exercisable.

(15) Includes 67,935 Shares issuable upon exercise of outstanding Warrants which are currently exercisable.

(16) Includes 84,034 Shares issuable upon exercise of outstanding Warrants which are currently exercisable.

(17) Includes 10,504 Shares issuable upon exercise of outstanding Warrants which are currently exercisable.

(18) Includes 10,504 Shares issuable upon exercise of outstanding Warrants which are currently exercisable.

(19) Includes 44,014 Shares issuable upon exercise of outstanding Warrants which are currently exercisable.

(20) Includes 21,008 Shares issuable upon exercise of outstanding Warrants which are currently exercisable.


(21) Includes 70,588 issued and outstanding Shares and 17,647 Shares issuable upon exercise of outstanding Warrants which are currently exercisable, held by Ms. Gorbett-Frost, as Trustee of the Doug & Lisa Family Trust, and 13,446 issued and outstanding Shares and 3,361 Shares issuable upon exercise of outstanding Warrants which are currently exercisable, held by Ms. Gorbett-Frost, as Trustee of The Gorbett-Frost Children's Trust. Also includes 3,600 shares of Common Stock owned by members of Ms. Gorbett-Frost's family, as to which she may be deemed to be the beneficial owner, and 113,334 shares of Common Stock issuable upon exercise of outstanding stock options which are currently exercisable. Ms. Gorbett-Frost is the Company's Chief Financial Officer and Secretary.

(22) Includes 335,000 Shares issuable upon exercise of outstanding Warrants which are currently exercisable.

(23) Includes 500,000 Shares issuable upon exercise of outstanding Warrants owned by Biotechnology Development, Ltd., a limited partnership controlled by Mr. Legere, issued in connection with the establishment of a commitment for a $2,000,000 bridge loan credit facility by the Company in March 1998, which Warrants are currently exercisable. Also includes 3,123,333 shares owned Legere Enterprises, Ltd., a Nevada limited partnership owned by Mr. Legere and members of his family, and 9,587 shares of Common Stock issuable upon exercise of outstanding stock options which are currently exercisable.


      The Company will prepare and file such amendments and supplements to the registration statement as may be necessary in accordance with the rules and regulations of the Securities Act to keep it effective until the earlier to occur of (i) the date as of which all Shares may be resold in a public transaction without volume limitations or other material restrictions without registration under the Securities Act, including without limitation, pursuant to Rule 144 under the Securities Act or (ii) the date as of which all Shares offered hereby have been resold.

      The Company has agreed to pay the expenses (other than broker discounts and commissions, if any) in connection with this Prospectus.

                              PLAN OF DISTRIBUTION

      The Company has been advised by the Registered Stockholders that all or a portion of the Shares offered by this Prospectus may be offered for sale, from time to time, by the Registered Stockholders in one or more private or negotiated transactions, in open market transactions on the Nasdaq SmallCap Market, in settlement or short sale transactions, in settlement of option transactions, or otherwise, or a combination of these methods, at prices and terms then obtainable, at fixed prices, at prices then prevailing at the time of sale, at prices related to such prevailing prices, or at negotiated prices, or otherwise. The Registered Stockholders may effect these transactions by selling the Shares (i) to or through underwriters; (ii) to or through broker-dealers or agents (which may include underwriters) including: (a) in a block trade in which the broker or dealer so engaged will attempt to sell the shares of Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) in purchases by a broker or dealer and resale by such broker or dealer as a principal for its account pursuant to this Prospectus; (c) in ordinary brokerage transactions and (d) in transactions in which the broker solicits purchasers; or (iii) directly to one or more purchasers. The Registered Stockholders and any underwriters, dealers, brokers or agents executing selling orders on behalf of the Registered Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act and any profits on the sale of the Shares by them and any discounts, commissions or concessions received by such underwriters, dealers, brokers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. The compensation to a particular underwriter, broker-dealer or agent may be in excess of customary commissions. To the knowledge of the Company, the Registered Stockholders have made no arrangement with any brokerage firm for the sale of the Shares.

      Any broker-dealer participating in such transactions as agent may receive commissions from the Registered Stockholders (and, if they act as agent for the purchaser of such Shares, from such purchaser). Broker-dealers may agree with the Registered Stockholders to sell a specified number of Shares at a stipulated price per share and, to the extent such a broker-dealer is unable to do so acting as agent for the Registered Stockholder, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer commitment to the Registered Stockholder. Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such Shares commissions computed as described above. To the extent required under the Securities Act, a supplemental prospectus will be filed, disclosing (a) the name of any such broker-dealers; (b) the number of Shares involved; (c) the price at which such Shares are to be sold; (d) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable; (e) that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented; and (f) other facts material to the transaction.

      Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Shares may not simultaneously engage in market making activities with respect to the Shares for a period beginning when such person becomes a distribution participant and ending upon such person's completion of participation in the distribution, including stabilization activities in the Common Stock to effect covering transactions, to impose penalty bids or to effect passive marketing making bids. In addition to and without limiting the foregoing, in connection with transactions in the Shares, the Registered Stockholders and any underwriters, dealers, brokers or agents executing selling orders on behalf of the Registered Stockholders may be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rule 10b-5 thereof and, insofar as the Company and the Registered Stockholders are distribution participants, Regulation M and Rules 100, 101, 102, 103, 104 and 105 thereof.
All of the foregoing may affect the marketability of the Shares.

      The Registered Stockholders will pay all commissions, transfer taxes and other expenses associated with the sales of the Shares by them. The Shares offered hereby are being registered pursuant to contractual obligations of the Company, and the Company has agreed to pay the expenses of the preparation of this prospectus. The Company has also agreed to indemnify the Registered Stockholders against certain liabilities, including, without limitation, liabilities arising under the Securities Act.

      The Company will receive the proceeds, if any, from the exercise of the Warrants. Holders of Warrants are not obligated to exercise their Warrants and there can be no assurance that the holders of the Warrants will choose to exercise all or any of their Warrants or, if some or all of such holders do choose to exercise all or any of their Warrants, that such holders will exercise such Warrants for cash (instead of a cashless exercise, as permitted by the express terms of the Warrants). If all of the holders of the Warrants exercise all of the Warrants for cash, the Company will receive proceeds of $1,179,703. The Company will not receive any of the proceeds from the sale of the Shares by the Registered Shareholders.

      In order to comply with the securities laws of certain states, if applicable, the Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in these states or an exemption from registration or qualification is available and complied with.

      The Common Stock of the Company is currently traded on the Nasdaq SmallCap Market under the symbol "TCLN". Concurrently with sales under this prospectus, the Registered Stockholders may effect other sales of Shares under Rule 144 or other exempt resale transactions. There can be no assurance that the Registered Stockholders, or any of them, will sell any or all of the Shares offered hereunder.

                            DESCRIPTION OF SECURITIES

      As of the date of this Prospectus, the authorized capital stock of the Company consists of 120,000,000 shares of Common Stock, par value $.001 per share, and 5,000,000 shares of Preferred Stock, par value $.001 per share, of which 10,000 shares are designated as Series B Convertible Preferred Stock ("Series B Stock") and 17,200 shares are designated as 5% Adjustable Convertible Class C Preferred Stock ("Class C Stock"). As of August 31, 1998, there were 66,386,493 shares of Common Stock outstanding held by 5,805 stockholders of record, 354 shares of Class C Stock outstanding held by 8 holders of record and no shares of Series B Stock outstanding.

      Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to the holders of outstanding shares of Preferred Stock, if any, the holders of Common Stock are entitled to receive such lawful dividends as may be declared by the Board of Directors. In the event of liquidation, dissolution or winding up of the Company, and subject to the rights of the holders of outstanding shares of Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive pro rata all of the remaining assets of the Company available for distribution to its stockholders. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable, and shares of Common Stock to be issued pursuant to this offering shall be fully paid and nonassessable.

      In April 1997, the Company issued 12,000 shares of Class C Stock, at a price of $1,000 per share, for net proceeds of $11,068,971. The holders of the Class C Stock do not have voting rights except as provided under Delaware law. Under the terms of the Company's agreement with the holders of the Class C Stock, the shares of the Class C Stock are convertible into shares of the Company's Common Stock at the lower of $0.5958 per share or a conversion price equal to the average of the lowest trading price of the Company's Common Stock for the five consecutive trading days ending with the trading date prior to the date of conversion reduced by 27 percent. The Company's agreement with the holders of the Class C Stock also provides that upon conversion, the holders of the Class C Stock will also receive warrants to purchase one-fourth of the number of shares of Common Stock issued upon conversion of the Class C Stock at an exercise price of $0.6554 per share (or 110% of the Conversion Cap). Dividends on the Class C Stock are payable quarterly in shares of Class C Stock or cash, at the option of the Company, at the rate of $50.00 per share per annum. During fiscal year 1998, the Company issued 448 Class C Stock dividend shares and paid cash dividends of $12,473 for fractional shares thereon.

      From September 26, 1997 (the date the Class C Stock became convertible into Common Stock) through September 18, 1998, 13,619 shares of Class C Stock, including Class C dividend shares and additional shares of Class C Stock issued during fiscal year 1998 (as described below), were converted. In addition, in conjunction with the conversion of the Class C Stock, the holders were granted warrants to purchase shares of Common Stock of the Company. Warrants to purchase 6,144,537 shares of common stock have been exercised through September 18, 1998, at an exercise price of $.6554 per share. During fiscal year 1998, the registration statement required to be filed by the Company pursuant to the Company's agreement with the holders of the Class C Stock was not declared effective by the 180th day following the closing date of such offering, and therefore, the Company was required to issue an additional 325 shares of Class C Stock. The shares of Common Stock issuable upon conversion of such 325 shares of Class C Stock and the shares of Common Stock issuable upon exercise of the Class C Warrants issuable upon conversion of such shares of Class C Stock constitute a portion of the Shares to which this Prospectus relates. Shares of Common Stock issued or issuable upon conversion of the other shares of Class C Stock and shares of Common Stock issued or issuable upon exercise of Class C Warrants issued or issuable upon conversion of such other shares of Class C Stock have been separately registered for resale under the Securities Act and are the subject of a separate prospectus.

            The Class C Stock is subject to mandatory redemption upon certain events as defined in the Class C Stock agreement. Some of the mandatory redemption features are within the control of the Company. For those mandatory redemption features that are not within the control of the Company, the Company has the option to redeem the Class C Stock in cash or common stock. On July 17, 1998, the Company notified the holders of the Class C Stock of its intent to redeem the Class C Warrants issued in conjunction with the Class C Stock offering in April 1997, if such Class C Warrants were not exercised on or before August 6, 1998. As a result, the holders of Class C Warrants elected to exercise 4,076,157 of the Class C Warrants on a combined cash and cashless basis and the Company issued to such holders an aggregate of 3,763,600 shares of its Common Stock for which it received an aggregate of $2,244,264.

            At September 18, 1998, 354 shares of Class C Stock remained outstanding and may be converted into shares of Common Stock at the lower of a 27% discount from the average of the lowest market trading price for the five consecutive trading days preceding the date of conversion or $0.5958 per share. Assuming the conversion of all of such remaining shares of Class C Stock at the Conversion Cap, the Company is required to issue to the holders of the Class C Stock upon conversion thereof an aggregate of approximately 594,000 shares of Common Stock and Class C Warrants to purchase an aggregate of up to approximately 149,000 shares of Common Stock at an exercise price of $.6554 per share. Pursuant to the Company's agreement with the holders of the Class C Stock, the Company is required to have registered up to 150% of the number of shares of Common Stock that would otherwise be issuable upon conversion of the Class C Stock and upon exercise of the Class C Warrants (including up to 818,187 Shares to which this Prospectus relates issuable upon conversion of 325 shares of Class C Stock and up to 204,551 Shares to which this Prospectus relates issuable upon exercise of Class C Warrants).

            In April 1998, through a private placement, the Company sold 1,120,065 shares of restricted common stock for $625,000, including 84,034 shares to an officer of the Company, which shares constitute a portion of the Shares to which this Prospectus relates. In conjunction with the private placement, the Company issued the April 1998 Private Placement Warrants to purchase up to 280,015 shares of Common Stock, which shares constitute a portion of the Shares to which this Prospectus relates.

            In July 1998, the Company renegotiated its short-term note payable for $2,385,000 with a construction contractor to provide for an extension of time until July 29, 1998, to repay such note, and issued to the contractor a warrant, expiring on March 31, 2001, to purchase up to 240,000 shares of Common Stock at an exercise price of $.5625 per share. On July 29, 1998, the Company repaid $500,000 of the note to the contractor and renegotiated the payment terms of the note to provide for an extension of time until August 17, 1998 to repay the remaining balance of the note. In connection with this subsequent extension agreement, the Company issued to the contractor a warrant, expiring in July 2001, to purchase up to 95,000 shares of the Company's common stock at an exercise price of $1.375 per share and also issued an aggregate of 147,235 shares of Common Stock in lieu of repayment of accrued and unpaid interest on such note. On August 17, 1998, the Company utilized funds received from the exercise of Class C Warrants during July 1998 and August 1998 to repay the remaining balance of $1,885,000 of such note in full, plus related legal fees in the amount of $5,000. The shares of Common Stock underlying such Repayment Extension Warrants and the shares of Common Stock issued in lieu of repayment of accrued and unpaid interest on such note constitute a portion of the Shares to which this Prospectus relates.

            In March 1998, the Company obtained a commitment for a $2,000,000 bridge loan credit facility from Legere Enterprises, Ltd., a Nevada limited partnership ("LEL"). The commitment expired May 31, 1998 and the Company did not exercise its rights to borrow under the commitment. In connection with the establishment of such bridge loan commitment, the Company issued to BTD, an affiliate of Edward Legere, a former director of the Company, warrants to purchase up to 500,000 shares of Common Stock, at an exercise price of $1.00 per share. The Shares issuable upon exercise of the Bridge Loan Commitment Warrants constitute a portion of the Shares to which this Prospectus relates.

            The Class C Warrants will be exercisable at any time beginning on the date of issuance thereof and ending in April 2002, at an exercise price of $.6554 per share. The April 1998 Private Placement Warrants are exercisable at any time beginning on the date of issuance thereof and ending in April 2001, at an exercise price of $1.00 per share. Of the 335,000 Shares issuable upon exercise of the Repayment Extension Warrants, warrants to purchase up to 240,000 Shares are exercisable at any time beginning on the date of issuance thereof and ending in March 2001, at an exercise price of $.5625 per share, and warrants to purchase up to 95,000 Shares are exercisable at any time beginning on the date of issuance thereof and ending in July 2001, at an exercise price of $1.375 per share. The Bridge Loan Commitment Warrants are exercisable at any time beginning on the date of issuance thereof and ending in March, 2003, at an exercise price of $1.00 per share. The shares of Common Stock underlying the Warrants, when issued upon exercise in whole or in part, will be fully paid and nonassessable, and the Company will pay any transfer tax incurred as a result of the issuance of the Common Stock to the holder upon its exercise.

            Each of the Warrants contain provisions that protect the holder against dilution by adjustment of the exercise price. Such adjustments will occur in the event, among others, of a merger, stock split or reverse stock split, stock dividend or recapitalization. The Company is not required to issue fractional shares upon the exercise of any Warrant. The holder of the Warrant will not possess any rights as a stockholder of the Company until such holder exercises the Warrant. The Warrant may be exercised upon surrender on or before the expiration date of the Warrant at the offices of the Company, with an exercise form completed and executed as indicated, accompanied by payment of the exercise price for the number of shares with respect to which the Warrant is being exercised. The exercise price is payable either (i) by check or bank draft payable to the order of the Company or by wire transfer to an account designated by the Company or (ii) by a "cashless exercise," in which that number of shares of Common Stock underlying the Warrant having a fair market value equal to the aggregate exercise price are canceled as payment of the exercise price.

            For the life of each of the Warrants, the holder thereof has the opportunity to profit from a rise in the market price of the Common Stock without assuming the risk of ownership of the shares of Common Stock issuable upon the exercise of the Warrant. The Warrant holder may be expected to exercise the Warrant at a time when the Company would, in all likelihood, be able to obtain any needed capital by an offering of Common Stock on terms more favorable than those provided for by the Warrant. Furthermore, the terms on which the Company could obtain additional capital during the life of the Warrant may be adversely affected.

                                  LEGAL MATTERS

            The validity of the Shares offered hereby will be passed upon for the Company by Rutan & Tucker, LLP, Costa Mesa, California.

                                     EXPERTS

            The consolidated financial statements and related consolidated financial statement schedule, incorporated in this Prospectus by reference from Techniclone Corporation's Annual Report on Form 10-K for the year ended April 30, 1998, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

            The Company's Bylaws provide that the Company will indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and permits the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. The Company has liability insurance for its officers and directors.

            In addition, the Company's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as a director to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

            Provisions of the Company's Bylaws require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interests of the Company) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' insurance if available on reasonable terms. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. The Company believes that its Certificate of Incorporation and Bylaw provisions are necessary to attract and retain qualified persons as directors and officers.

            The Company has in place a directors' and officers' liability insurance policy that, subject to the terms and conditions of the policy, insures the directors and officers of the Company against loses arising from any wrongful act (as defined by the policy) in his or her capacity as a director of officer. The policy reimburses the Company for amounts which the Company lawfully indemnifies or is required or permitted by law to indemnify its directors and officers.

================================================================================

NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE REGISTERED STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                       ----------------------------------

                                TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
Available Information ....................................................     2
Incorporation of Certain Documents
   By Reference ..........................................................     3
Cautionary Statement Regarding
   Forward-Looking Statements ............................................     4
The Company ..............................................................     5
Risk Factors .............................................................     7
Use of Proceeds ..........................................................    19
Recent Developments ......................................................    19
Registered Stockholders ..................................................    21
Plan of Distribution .....................................................    25
Description of Securities ................................................    27
Legal Matters ............................................................    29
Experts ..................................................................    30
Indemnification of Directors
   and Officers ..........................................................    30


                         -------------------------------


                                3,405,053 Shares




                                   TECHNICLONE
                                   Corporation



                                  COMMON STOCK



                                -----------------

                                   PROSPECTUS

                                -----------------


                                     , 1998



================================================================================

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

      ITEM 14. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION


      The following table sets forth the estimated expenses in connection with the Offering described in this Registration Statement:

SEC registration fee .......................................             $ 1,264
Printing and engraving expenses ............................               5,000
Legal fees and expenses ....................................              25,000
Blue Sky fees and expenses .................................               2,500
Accounting fees and expenses ...............................              25,000
Miscellaneous ..............................................              10,000
                                                                         -------
        Total ..............................................             $68,764
                                                                         =======

      ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company's Certificate of Incorporation (the "Certificate") and Bylaws include provisions that eliminate the directors' personal liability for monetary damages to the fullest extend possible under Delaware Law or other applicable law (the "Director Liability Provision"). The Director Liability Provision eliminates the liability of Directors to the Company and its stockholders for monetary damages arising out of any violation by a director of his fiduciary duty of due care. However, the Director Liability Provision does not eliminate the personal liability of a director for (i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases or redemption of stock other than from lawfully available funds, or
(iv) any transactions from which the director derived an improper benefit. The Director Liability Provision also does not affect a director's liability under the federal securities laws or the recovery of damages by third parties. Furthermore, pursuant to Delaware Law, the limitation liability afforded by the Director Liability Provision does not eliminate a director's personal liability for breach of the director's duty of due care. Although the directors would not be liable for monetary damages to the corporation or its stockholders for negligent acts or commissions in exercising their duty of due care, the directors remain subject to equitable remedies, such as actions for injunction or rescission, although these remedies, whether as a result of timeliness or otherwise, may not be effective in all situations. With regard to directors who also are officers of the Company, these persons would be insulated from liability only with respect to their conduct as directors and would not be insulated from liability for acts or omissions in their capacity as officers. These provisions may cover actions undertaken by the Board of Directors, which may serve as the basis for a claim against the Company under the federal and state securities laws. The Company has been advised that it is the position of the Commission that insofar as the foregoing provisions may be involved to disclaim liability for damages arising under the Securities Act, such provisions are against public policy as expressed in the Act and are therefore unenforceable.


      Delaware Law provides a detailed statutory framework covering indemnification of directors, officers, employees or agents of the Company against liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors, officers, employees or agents. Section 145 of the Delaware General Corporation Law ("Section 145") provides that a director, officer, employee or agent of a corporation (i) shall be indemnified by the corporation for expenses actually and reasonably incurred in defense of any action or proceeding if such person is sued by reason of his service to the corporation, to the extent that such person has been successful in defense of such action or proceeding, or in defense of any claim, issue or matter raised in such litigation, (ii) may, in actions other than actions by or in the right of the corporation (such as derivative actions), be indemnified for expenses actually and reasonably incurred, judgments, fines and amounts paid in settlement of such litigation, even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and in a criminal proceeding, if he did not have reasonable cause to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses actually and reasonably incurred (but not judgments or settlements) of any action by the Corporation or of a derivative action (such as a suit by a stockholder alleging a breach by the director or officer of a duty owed to the corporation), even if he is not successful, provided that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification is permitted without court approval if the director has been adjudged liable to the corporation.

      Delaware Law also permits a corporation to elect to indemnify its officers, directors, employees and agents under a broader range of circumstances than that provided under Section 145. The Certificate contains a provision that takes full advantage of the permissive Delaware indemnification laws (the "Indemnification Provision") and provides that the Company is required to indemnify its officers, directors, employees and agents to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary, provided, however, that prior to making such discretionary indemnification, the Company must determine that the person acted in good faith and in a manner he or she believed to be in the best interests of the Company and, in the case of any criminal action or proceeding, the person had no reason to believe his or her conduct was unlawful.

      In furtherance of the objectives of the Indemnification Provision, the Company has also entered into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in the Company's Certificate and Bylaws (the "Indemnification Agreements"). The Company believes that the Indemnification Agreements are necessary to attract and retain qualified directors and executive officers. Pursuant to the Indemnification Agreements, an indemnitee will be entitled to indemnification to the extent permitted by Section 145 or other applicable law. In addition, to the maximum extent permitted by applicable law, an indemnitee will be entitled to indemnification for any amount or expense which the indemnitee actually and reasonably incurs as a result of or in connection with prosecuting, defending, preparing to prosecute or defend, investigating, preparing to be a witness, or otherwise participating in any threatened, pending or completed claim, suit, arbitration, inquiry or other proceeding (a "Proceeding") in which the indemnitee is threatened to be made or is made a party or participant as a result of his or her position with the Company, provided that the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and had no reasonable cause to believe his or her conduct was unlawful. If the Proceeding is brought by or in the right of the Company and applicable law so provides, the Indemnification Agreement provides that no indemnification against expenses shall be made in respect of any claim, issue or matter in the Proceeding as to which the indemnitee shall have been adjudged liable to the Company.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      ITEM 16. EXHIBITS

            EXHIBIT NO.                    DESCRIPTION
            -----------                    -----------


               3.1...................      Certificate of Incorporation of Techniclone Corporation,
                                           a Delaware corporation (Incorporated by reference to
                                           Exhibit B to the Company's 1996 Proxy Statement as
                                           filed with the Commission on or about August 20, 1996)

               3.2...................      Bylaws of Techniclone Corporation, a Delaware
                                           corporation (Incorporated by reference to Exhibit C to the
                                           Company's 1996 Proxy Statement as filed with the
                                           Commission on or about August 20, 1996)

               3.3...................      Certificate of Designation of 5% Adjustable Convertible
                                           Class C Preferred Stock as filed with the Delaware
                                           Secretary of State on April 23, 1997. (Incorporated by
                                           reference to Exhibit 3.1 contained in Registrant's Current
                                           Report on Form 8-K as filed with the Commission on or
                                           about May 12, 1997)

               4.1...................      Form of Certificate for Common Stock (Incorporated by
                                           reference to the exhibit of the same number contained in
                                           the Registrants' Annual Report on Form 10-K for the
                                           fiscal year ended April 30, 1988)

               4.4...................      Form of Subscription Agreement entered into with Series
                                           B  Convertible Preferred Stock Subscribers (Incorporated
                                           by  reference to Exhibit 4.1 contained in Registrant's
                                           Report on Form 8-K dated December 27, 1995, as filed
                                           with the Commission on or about January 24, 1996)

               4.5...................      Registration Rights Agreement dated December 27, 1995,
                                           by and among Swartz Investments, Inc. and the holders
                                           of the Registrant's Series B Convertible Preferred Stock
                                           (incorporated by reference to Exhibit 4.2 contained in
                                           Registrant's Current Report on Form 8-K dated
                                           December 27, 1995 as filed with the Commission on or
                                           about January 24, 1996)

               4.6...................      Warrant to Purchase Common Stock of Registrant issued
                                           to Swartz Investments, Inc. (Incorporated by reference to
                                           Exhibit 4.3 contained in Registrant's Current Report on
                                           Form 8-K dated December 27, 1995 as filed with the
                                           Commission on or about January 24, 1996)



               4.7...................      5% Preferred Stock Investment Agreement between
                                           Registrant and the Investors named therein (Incorporated
                                           by reference to Exhibit 4.1 contained in Registrant's
                                           Current Report on Form 8-K as filed with the
                                           Commission on or about May 12, 1997)

               4.8...................      Registration Rights Agreement between the Registrant
                                           and the holders of the Class C Preferred Stock
                                           (Incorporated by reference to Exhibit 4.2 contained in
                                           Registrant's Current Report on Form 8-K as filed with
                                           the Commission on or about May 12, 1997)

               4.9...................      Form of Stock Purchase Warrant to be issued to the
                                           holders of the Class C Preferred Stock upon conversion
                                           of the Class C Preferred Stock (Incorporated by reference
                                           to Exhibit 4.3 contained in Registrant's Current Report
                                           on Form 8-K as filed with the Commission on or about
                                           May 12, 1997)

               4.10..................      Regulation D Common Equity Line Subscription
                                           Agreement dated as of June 16, 1998 between the
                                           Registrant and the Subscribers named therein (the "Equity
                                           Line Subscribers") (Incorporated by reference to Exhibit
                                           4.4 contained in Registrant's Report on Form 8-K dated
                                           as filed with the Commission on or about June 29, 1998)

               4.11..................      Form of Amendment to Regulation D Common Stock
                                           Equity Line Subscription Agreement (Incorporated by
                                           reference to Exhibit 4.5 contained in Registrant's Current
                                           Report on Form 8-K filed with the Commission on or
                                           about June 29, 1998)

               4.12..................      Registration Rights Agreement dated as of June 16, 1998
                                           between the Registrant and the Equity Line Subscribers
                                           (Incorporated by reference to Exhibit 4.6 contained in
                                           Registrant's Current Report on Form 8-K as filed with
                                           the Commission on or about June 29, 1998)

               4.13..................      Form of Stock Purchase Warrant to be issued to the
                                           Equity Line Subscribers pursuant to the Regulation D
                                           Common Stock Equity Subscription Agreement
                                           (Incorporated by reference to Exhibit 4.7 contained in
                                           Registrant's Current Report on Form 8-K as filed with
                                           the Commission on or about June 29, 1998)



               4.14..................      Placement Agent Agreement dated as of June 16, 1998, by
                                           and between the Registrant and Swartz Investments LLC,
                                           a Georgia limited liability company d/b/a Swartz
                                           Institutional Finance (Incorporated by reference to the
                                           exhibit contained in Registrant's Registration Statement
                                           on Form S-3 (File No. 333-63773))

               4.15..................      Second Amendment to Regulation D Common Stock
                                           Equity Line Subscription Agreement dated as of
                                           September 16, 1998, by and among the Registrant, The
                                           Tail Wind Fund, Ltd. and Resonance Limited
                                           (Incorporated by reference to the exhibit contained in
                                           Registrant's Registration Statement on Form S-3 (File
                                           No. 333-63773))

               4.16..................      Form of Stock Purchase Warrant issued to investors (the
                                           "April 1998 Private Placement Investors") in connection
                                           with the private placement by the Registrant in April
                                           1998 (the "April 1998 Private Placement")*

               4.17..................      Form of Registration Rights Agreement between the
                                           Registrant and the April 1998 Private Placement
                                           Investors*

               4.18..................      Stock Purchase Warrant to purchase up to 240,000 Shares
                                           of Common Stock of the Registrant issued to Rudolph &
                                           Sletten, Inc.*

               4.19..................      Stock Purchase Warrant to purchase up to 95,000 Shares
                                           of Common Stock of the Registrant issued to Rudolph &
                                           Sletten, Inc.*

               4.20..................      Form of Registration Rights Agreement between the
                                           Registrant and Rudolph & Sletten, Inc.*

               4.21..................      Stock Purchase Warrant to purchase up to 500,000 Shares
                                           of Common Stock of the Registrant issued to Biotechnology
                                           Development Ltd.*

               5.....................      Opinion of Rutan & Tucker, LLP*

               10.22.................      1982 Stock Option Plan (Incorporated by reference to the
                                           exhibit contained in Registrant's Registration Statement
                                           on Form S-8 (File No. 2-85628))

               10.23.................      Incentive Stock Option, Nonqualified Stock Option and
                                           Restricted Stock Purchase Plan - 1986 (Incorporated by
                                           reference to the exhibit contained in Registrant's
                                           Registration Statement on Form S-8 (File No. 33-15102))


               10.24.................      Cancer Biologics Incorporated Incentive Stock Option,
                                           Nonqualified Stock Option and Restricted Stock
                                           Purchase Plan - 1987 (Incorporated by reference
                                           to the exhibit contained in Registrant's Registration
                                           Statement on Form S-8 (File No. 33-8664))

               10.25.................      Amendment to 1982 Stock Option Plan dated March 1,
                                           1988 (Incorporated by reference to the exhibit of the
                                           same number contained in Registrants' Annual Report on
                                           Form 10-K for the year ended April 30, 1988)

               10.26.................      Amendment to 1986 Stock Option Plan dated March 1,
                                           1988 (Incorporated by reference to the exhibit of the
                                           same number contained in Registrant's Annual Report on
                                           Form 10-K for the year ended April 30, 1988)

               10.31.................      Agreement dated February 5, 1996, between Cambridge
                                           Antibody Technology, Ltd. and Registrant (Incorporated
                                           by reference to Exhibit 10.1 contained in Registrant's
                                           Current Report on Form 8-K dated February 5, 1996, as
                                           filed with the Commission on or about February 8, 1996)

               10.32.................      Distribution Agreement dated February 29, 1996,
                                           between Biotechnology Development, Ltd. and Registrant
                                           (Incorporated by reference to Exhibit 10.1 contained in
                                           Registrant's Current Report on Form 8-K dated February
                                           29, 1996, as filed with the Commission on or about
                                           March 7, 1996)

               10.33.................      Option Agreement dated February 29, 1996, by and
                                           between Biotechnology Development, Ltd. And
                                           Registrant (Incorporated by reference to Exhibit 10.2
                                           contained in Registrant's Current Report on Form 8-K
                                           dated February 29, 1996, as filed with the Commission
                                           on or about March 7, 1996)

               10.34.................      Purchase Agreement for Real Property and Escrow
                                           Instructions dated as of March 22, 1996, by and between
                                           TR Koll Tustin Tech Corp. and Registrant (Incorporated
                                           by reference to Exhibit 10.1 contained in Registrant's
                                           Current Report on Form 8-K dated March 25, 1996, as
                                           filed with the Commission on or about April 5, 1996)

               10.35.................      Incentive Stock Option and Nonqualified Stock Option
                                           Plan-1993 (Incorporated by reference to the exhibit
                                           contained in Registrants' Registration Statement on Form
                                           S-8 (File No. 33-87662))


               10.36.................      Promissory Note dated October 24, 1996 in the original
                                           principal amount of $1,020,000 payable to Imperial
                                           Thrift and Loan Association by Registrant
                                           (Incorporated by reference to Exhibit
                                           10.1 to Registrants' Current Report on Form
                                           8-K dated October 25, 1996)

               10.37.................      Deed of Trust dated October 24, 1996 among Registrant
                                           and Imperial Thrift and Loan Association (Incorporated
                                           by reference to Exhibit 10.2 to Registrants' Current
                                           Report on Form 8-K dated October 25, 1996)

               10.38.................      Assignment of Lease and Rents dated October 24, 1996
                                           between Registrant and Imperial Thrift and Loan
                                           Association (Incorporated by reference to
                                           Exhibit 10.3 on Registrants' Current Report on
                                           Form 8-K dated October 25, 1996)


               10.39.................      Commercial Security Agreement dated October 24, 1996
                                           between Imperial Thrift and Loan Association and
                                           Registrant (Incorporated by reference to Exhibit 10.4 on
                                           Registrants' Current Report on Form 8-K dated October
                                           25, 1996)

               10.40.................      1996 Stock Incentive Plan (Incorporated by reference to
                                           the exhibit contained in Registrants' Registration
                                           Statement on Form S-8 (File No. 333-17513))

               10.41.................      Stock Exchange Agreement dated as of January 15, 1997
                                           among the stockholders of Peregrine Pharmaceuticals,
                                           Inc. and Registrant (Incorporated by reference to Exhibit
                                           2.1 to Registrants' Quarterly Report on Form 10-Q for
                                           the quarter ended January 31, 1997)

               10.42.................      First Amendment to Stock Exchange Agreement among
                                           the Stockholders of Peregrine Pharmaceuticals, Inc. and
                                           Registrant (Incorporated by reference to Exhibit 2.1
                                           contained in Registrant's Current Report on Form 8-K as
                                           filed with the Commission on or about May 12, 1997)

               10.43.................      Termination and Transfer Agreement dated as of
                                           November 14, 1997 by and between Registrant and Alpha
                                           Therapeutic Corporation  (Incorporated by reference to
                                           Exhibit 10.1 contained in Registrant's Current Report on
                                           Form 8-K as filed with the Commission on or about
                                           November 24, 1997)

               23.1..................      Consent of Rutan & Tucker, LLP (contained in Exhibit 5)*

               23.2..................      Consent of Deloitte & Touche LLP*


- -------------------------

* filed herewith

      ITEM 17. UNDERTAKINGS

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price present no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California, on September 24, 1998.

                                        TECHNICLONE CORPORATION


                                        By: /s/ LARRY O. BYMASTER
                                            ------------------------------------
                                            Larry O. Bymaster, President


      In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                           TITLE                                    DATE
         ---------                           -----                                    ----
/s/ Larry O. Bymaster              President, Chief Executive                   September 24, 1998
- ------------------------------     Officer and Director (Principal
Larry O. Bymaster                  Executive Officer)



/s/ Elizabeth A. Gorbett-Frost     Chief Financial Officer and                  September 28, 1998
- ------------------------------     Secretary (Principal Financial and
Elizabeth A. Gorbett-Frost         Principal Accounting Officer)



/s/ Thomas R. Testman              Chairman of the Board                        September 25, 1998
- ------------------------------
Thomas R. Testman


/s/ Rock Hankin                    Director                                     September 25, 1998
- ------------------------------
Rock Hankin


                                   Director                                     September __, 1998
- ------------------------------
William C. Shepherd


/s/ Carmelo J. Santoro, Ph.D.      Director                                     September 25, 1998
- ------------------------------
Carmelo J. Santoro, Ph.D.


                                   Director                                     September __, 1998
- ------------------------------
Clive R. Taylor, M.D., Ph.D.


                                  EXHIBIT INDEX

                                                                                                    SEQUENTIALLY
                                                                                                      NUMBERED
           EXHIBIT NO.                        DESCRIPTION                                               PAGE
           -----------                        -----------                                           ------------


               3.1             Certificate of Incorporation of Techniclone Corporation,
                               a Delaware corporation (Incorporated by reference to
                               Exhibit B to the Company's 1996 Proxy Statement as
                               filed with the Commission on or about August 20, 1996)

               3.2             Bylaws of Techniclone Corporation, a Delaware
                               corporation (Incorporated by reference to Exhibit C to the
                               Company's 1996 Proxy Statement as filed with the
                               Commission on or about August 20, 1996)

               3.3             Certificate of Designation of 5% Adjustable Convertible
                               Class C Preferred Stock as filed with the Delaware
                               Secretary of State on April 23, 1997. (Incorporated by
                               reference to Exhibit 3.1 contained in Registrant's Current
                               Report on Form 8-K as filed with the Commission on or
                               about May 12, 1997)

               4.1             Form of Certificate for Common Stock (Incorporated by
                               reference to the exhibit of the same number contained in
                               the Registrants' Annual Report on Form 10-K for the
                               fiscal year ended April 30, 1988)

               4.4             Form of Subscription Agreement entered into with Series
                               B  Convertible Preferred Stock Subscribers (Incorporated
                               by  reference to Exhibit 4.1 contained in Registrant's
                               Report on Form 8-K dated December 27, 1995, as filed
                               with the Commission on or about January 24, 1996)

               4.5             Registration Rights Agreement dated December 27, 1995,
                               by and among Swartz Investments, Inc. and the holders
                               of the Registrant's Series B Convertible Preferred Stock
                               (incorporated by reference to Exhibit 4.2 contained in
                               Registrant's Current Report on Form 8-K dated
                               December 27, 1995 as filed with the Commission on or
                               about January 24, 1996)

               4.6             Warrant to Purchase Common Stock of Registrant issued
                               to Swartz Investments, Inc. (Incorporated by reference to
                               Exhibit 4.3 contained in Registrant's Current Report on
                               Form 8-K dated December 27, 1995 as filed with the
                               Commission on or about January 24, 1996)


               4.7             5% Preferred Stock Investment Agreement between
                               Registrant and the Investors named therein (Incorporated
                               by reference to Exhibit 4.1 contained in Registrant's
                               Current Report on Form 8-K as filed with the
                               Commission on or about May 12, 1997)

                                                                                                    SEQUENTIALLY
                                                                                                      NUMBERED
           EXHIBIT NO.                        DESCRIPTION                                               PAGE
           -----------                        -----------                                           ------------

               4.8             Registration Rights Agreement between the Registrant
                               and the holders of the Class C Preferred Stock
                               (Incorporated by reference to Exhibit 4.2 contained in
                               Registrant's Current Report on Form 8-K as filed with
                               the Commission on or about May 12, 1997)

               4.9             Form of Stock Purchase Warrant to be issued to the
                               holders of the Class C Preferred Stock upon conversion
                               of the Class C Preferred Stock (Incorporated by reference
                               to Exhibit 4.3 contained in Registrant's Current Report
                               on Form 8-K as filed with the Commission on or about
                               May 12, 1997)

               4.10            Regulation D Common Equity Line Subscription
                               Agreement dated as of June 16, 1998 between the
                               Registrant and the Subscribers named therein (the "Equity
                               Line Subscribers") (Incorporated by reference to Exhibit
                               4.4 contained in Registrant's Report on Form 8-K dated
                               as filed with the Commission on or about June 29, 1998)

               4.11            Form of Amendment to Regulation D Common Stock
                               Equity Line Subscription Agreement (Incorporated by
                               reference to Exhibit 4.5 contained in Registrant's Current
                               Report on Form 8-K filed with the Commission on or
                               about June 29, 1998)

               4.12            Registration Rights Agreement dated as of June 16, 1998
                               between the Registrant and the Equity Line Subscribers
                               (Incorporated by reference to Exhibit 4.6 contained in
                               Registrant's Current Report on Form 8-K as filed with
                               the Commission on or about June 29, 1998)

               4.13            Form of Stock Purchase Warrant to be issued to the
                               Equity Line Subscribers pursuant to the Regulation D
                               Common Stock Equity Subscription Agreement
                               (Incorporated by reference to Exhibit 4.7 contained in
                               Registrant's Current Report on Form 8-K as filed with
                               the Commission on or about June 29, 1998)

               4.14            Placement Agent Agreement dated as of June 16, 1998, by
                               and between the Registrant and Swartz Investments LLC,
                               a Georgia limited liability company d/b/a Swartz
                               Institutional Finance (Incorporated by reference to the
                               exhibit contained in Registrant's Registration Statement
                               on Form S-3 (File No. 333-63773))

                                                                                                    SEQUENTIALLY
                                                                                                      NUMBERED
           EXHIBIT NO.                        DESCRIPTION                                               PAGE
           -----------                        -----------                                           ------------

               4.15            Second Amendment to Regulation D Common Stock
                               Equity Line Subscription Agreement dated as of
                               September 16, 1998, by and among the Registrant, The
                               Tail Wind Fund, Ltd. and Resonance Limited
                               (Incorporated by reference to the exhibit contained in
                               Registrant's Registration Statement on Form S-3 (File
                               No. 333-63773))

               4.16            Form of Stock Purchase Warrant issued to investors (the
                               "April 1998 Private Placement Investors") in connection
                               with the private placement by the Registrant in April
                               1998 (the "April 1998 Private Placement")

               4.17            Form of Registration Rights Agreement between the
                               Registrant and the April 1998 Private Placement
                               Investors

               4.18            Stock Purchase Warrant to purchase up to 240,000 Shares
                               of Common Stock of the Registrant issued to Rudolph &
                               Sletten, Inc.

               4.19            Stock Purchase Warrant to purchase up to 95,000 Shares
                               of Common Stock of the Registrant issued to Rudolph &
                               Sletten, Inc.

               4.20            Form of Registration Rights Agreement between the
                               Registrant and Rudolph & Sletten, Inc.

               4.21            Stock Purchase Warrant to purchase up to 500,000 Shares
                               of Common Stock of the Registrant issued to Biotechnology
                               Development Ltd.

               5               Opinion of Rutan & Tucker, LLP

               10.22           1982 Stock Option Plan (Incorporated by reference to the
                               exhibit contained in Registrant's Registration Statement
                               on Form S-8 (File No. 2-85628))

               10.23           Incentive Stock Option, Nonqualified Stock Option and
                               Restricted Stock Purchase Plan - 1986 (Incorporated by
                               reference to the exhibit contained in Registrant's
                               Registration Statement on Form S-8 (File No. 33-15102))

               10.24           Cancer Biologics Incorporated Incentive Stock Option,
                               Nonqualified Stock Option and Restricted Stock
                               Purchase Plan - 1987 (Incorporated by reference
                               to the exhibit contained in Registrant's Registration
                               Statement on Form S-8 (File No. 33-8664))


                                                                                                    SEQUENTIALLY
                                                                                                      NUMBERED
           EXHIBIT NO.                        DESCRIPTION                                               PAGE
           -----------                        -----------                                           ------------

               10.25           Amendment to 1982 Stock Option Plan dated March 1,
                               1988 (Incorporated by reference to the exhibit of the
                               same number contained in Registrants' Annual Report on
                               Form 10-K for the year ended April 30, 1988)

               10.26           Amendment to 1986 Stock Option Plan dated March 1,
                               1988 (Incorporated by reference to the exhibit of the
                               same number contained in Registrant's Annual Report on
                               Form 10-K for the year ended April 30, 1988)

               10.31           Agreement dated February 5, 1996, between Cambridge
                               Antibody Technology, Ltd. and Registrant (Incorporated
                               by reference to Exhibit 10.1 contained in Registrant's
                               Current Report on Form 8-K dated February 5, 1996, as
                               filed with the Commission on or about February 8, 1996)

               10.32           Distribution Agreement dated February 29, 1996,
                               between Biotechnology Development, Ltd. and Registrant
                               (Incorporated by reference to Exhibit 10.1 contained in
                               Registrant's Current Report on Form 8-K dated February
                               29, 1996, as filed with the Commission on or about
                               March 7, 1996)

               10.33           Option Agreement dated February 29, 1996, by and
                               between Biotechnology Development, Ltd. And
                               Registrant (Incorporated by reference to Exhibit 10.2
                               contained in Registrant's Current Report on Form 8-K
                               dated February 29, 1996, as filed with the Commission
                               on or about March 7, 1996)

               10.34           Purchase Agreement for Real Property and Escrow
                               Instructions dated as of March 22, 1996, by and between
                               TR Koll Tustin Tech Corp. and Registrant (Incorporated
                               by reference to Exhibit 10.1 contained in Registrant's
                               Current Report on Form 8-K dated March 25, 1996, as
                               filed with the Commission on or about April 5, 1996)

               10.35           Incentive Stock Option and Nonqualified Stock Option
                               Plan-1993 (Incorporated by reference to the exhibit
                               contained in Registrants' Registration Statement on Form
                               S-8 (File No. 33-87662))

               10.36           Promissory Note dated October 24, 1996 in the original
                               principal amount of $1,020,000 payable to Imperial
                               Thrift and Loan Association by Registrant
                               (Incorporated by reference to Exhibit
                               10.1 to Registrants' Current Report on Form
                               8-K dated October 25, 1996)


                                                                                                    SEQUENTIALLY
                                                                                                      NUMBERED
           EXHIBIT NO.                        DESCRIPTION                                               PAGE
           -----------                        -----------                                           ------------


               10.37           Deed of Trust dated October 24, 1996 among Registrant
                               and Imperial Thrift and Loan Association (Incorporated
                               by reference to Exhibit 10.2 to Registrants' Current
                               Report on Form 8-K dated October 25, 1996)

               10.38           Assignment of Lease and Rents dated October 24, 1996
                               between Registrant and Imperial Thrift and Loan
                               Association (Incorporated by reference to
                               Exhibit 10.3 on Registrants' Current Report on
                               Form 8-K dated October 25, 1996)


               10.39           Commercial Security Agreement dated October 24, 1996
                               between Imperial Thrift and Loan Association and
                               Registrant (Incorporated by reference to Exhibit 10.4 on
                               Registrants' Current Report on Form 8-K dated October
                               25, 1996)

               10.40           1996 Stock Incentive Plan (Incorporated by reference to
                               the exhibit contained in Registrants' Registration
                               Statement on Form S-8 (File No. 333-17513))

               10.41           Stock Exchange Agreement dated as of January 15, 1997
                               among the stockholders of Peregrine Pharmaceuticals,
                               Inc. and Registrant (Incorporated by reference to Exhibit
                               2.1 to Registrants' Quarterly Report on Form 10-Q for
                               the quarter ended January 31, 1997)

               10.42           First Amendment to Stock Exchange Agreement among
                               the Stockholders of Peregrine Pharmaceuticals, Inc. and
                               Registrant (Incorporated by reference to Exhibit 2.1
                               contained in Registrant's Current Report on Form 8-K as
                               filed with the Commission on or about May 12, 1997)

               10.43           Termination and Transfer Agreement dated as of
                               November 14, 1997 by and between Registrant and Alpha
                               Therapeutic Corporation  (Incorporated by reference to
                               Exhibit 10.1 contained in Registrant's Current Report on
                               Form 8-K as filed with the Commission on or about
                               November 24, 1997)

               23.1            Consent of Rutan & Tucker, LLP (contained in Exhibit 5)

               23.2            Consent of Deloitte & Touche LLP

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